UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 4)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 13, 2011
Date of Report (Date of earliest event reported)

China Green Lighting Limited
(Exact Name of Registrant as Specified in Charter)

Colorado	000-53106	26-0812035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 18, Seventh Xinggong Road,
Jiangdong District, Jiangshan City,
Zhejiang, People’s Republic of China
324019
(Address of Principal Executive Offices)

+86 (570) 435-2001
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

China Green Lighting Limited (f/k/a Transit Management Holding Corp.) (the “Company”) is filing this Amendment No. 4 to its Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (“SEC”) on May 16, 2011, as amended on May 20, 2011, May 24, 2011 and July 26, 2011 (the “Original Form 8-K”), to incorporate the Company’s revisions and responses to a comment letter from the SEC dated August 1, 2011.

Except for the amended disclosures made in response to the comment letter, the information in this Form 8-K/A has not been updated to reflect events that occurred after May 16, 2011, the filing date of the Original Form 8-K.  Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the filing of the Original Form 8-K, including any amendments to those filings. The following section, “Item 2.01 Completion of Acquisition or Disposition of Assets - Risk Factors,” has been amended to revise a single risk factor under the heading “Risks Relating to our Common Stock and our Status as a Public Company - We may be required to incur significant costs….”

Except as set forth above, all other information in the Company’s Original Form 8-K remains unchanged. The Company has re-filed the entire Form 8-K in order to provide more convenient access to the amended information in context.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company,” “TRMH” or the “Registrant” refer to Transit Management Holding Corp., a Colorado corporation and its wholly owned subsidiaries, China Green Lighting Limited ("CGL") a company organized under the laws of the British Virgin Islands (“BVI”), First Green Lighting Limited ("FGL"), a company organized under the law of Hong Kong, and a wholly-owned subsidiary of CGL, Jiangshan Greenworld Photoelectricity Consulting Co., Ltd. (“JGP”), a company organized under the laws of the People’s Republic of China and wholly-owned subsidiary of FGL, and Zhejiang Joinan Lighting Co., Ltd. (“Joinan”), a company organized under the laws of the People’s Republic of China.

Section 2 - Financial Information

Item 2.01.          Completion of Acquisition or Disposition of Assets.

On May 13, 2011 (the “Closing Date”), Transit Management Holding Corp., a Colorado corporation (the “Registrant” or “TRMH”), closed a voluntary share exchange transaction (the “Exchange Transaction”) with Green China Lighting Limited (“CGL”), a company organized under the laws of the British Virgin Islands (“BVI”), pursuant to a Share Exchange Agreement dated May 13, 2011 (the “Exchange Agreement”) by and among TRMH, a majority shareholder of TRMH (“TRMH Shareholder”), CGL and the shareholders of CGL (“CGL Shareholders”).  As a result of the Exchange Transaction, we acquired 100% of the issued and outstanding capital stock of CGL in exchange for the issuance of 39,200 shares of Series A Convertible Preferred Stock.  Each share of Series A Preferred Stock is convertible into 1000 shares of common stock, $0.001 par value, which will constitute approximately 98.0% of our issued and outstanding common stock on an as-converted basis and after giving effect to a proposed 1 for 3 reverse stock split.

Simultaneously with the closing of the Exchange Transaction, on the Closing Date, certain shareholders of TRMH, including, as of the Closing Date, Chris Zueger, our former President, Chief Financial Officer, Chief Executive Officer, Treasurer and a Director, agreed to surrender in aggregate 21,925,200 shares of the TRMH’s common stock to TRMH for cancellation.

In addition, immediately prior to the closing of the Exchange Transaction, our Board of Directors approved the transfer of TRMH’s shares of capital stock of Transit Management, Inc., a Colorado corporation and wholly-owned subsidiary of TRMH, to the shareholders of TRMH as of the record date of May 9, 2011 (the “Spin-Off”).  The shares of Transit Management, Inc. transferred in connection with the Spin-Off (“Spin-Off Shares”) to the shareholders of TRMH on a pro-rata basis will be held in trust pursuant to a Trust Agreement pending the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the Spin-Off Shares.  The Trust Agreement shall terminate upon the earlier of (i) the completion by the trustee of the distribution of the Spin-Off Shares to the shareholders of TRMH, pro rata, in accordance with the filing of a registration statement under the Securities Act or (ii) the completion by the trustee of the sale or other disposition of the Spin-Off Shares and the distribution of the net proceeds derived from such sale to the shareholders of TRMH, pro rata. A copy of the Trust Agreement is attached hereto as Exhibit 10.11.

The Exchange Agreement contains customary representations, warranties, and conditions to closing.  The foregoing description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Registrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement.  A copy of the Exchange Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

There were no material relationships between the Registrant or its affiliates and any of the parties to the Exchange Agreement, other than in respect of the Exchange Agreement.

From and after the Closing Date, our primary operations will consist of the business and operations of Joinan, which are conducted primarily in the PRC.  Therefore, we disclose information about the business, financial condition, and management of Joinan in this Form 8-K.

Issuance of Series A Convertible Preferred Stock.  At the closing of the Exchange Transaction (the “Closing”), the Registrant issued a total of 39,200 shares of its Series A Convertible Preferred Stock to the CGL Shareholders in exchange for 100% of the issued and outstanding capital stock of CGL.  Immediately prior to the Exchange Transaction, the Registrant had 22,225,200 shares of common stock issued and outstanding.  Immediately after the Exchange Transaction and the surrender of shares as noted above, the Registrant had 300,000 shares of common stock issued and outstanding, and 39,900 shares of Series A Convertible Preferred Stock issued and outstanding.

Change in Management. As a condition to closing the Exchange Agreement, effective May 13, 2011, Mr. Zhu Jiangtu, Mr. Hao Dongyang, and Mr. William Liu were appointed to the Registrant’s Board of Directors, Mr. Chris Zueger resigned as the Registrant’s President, Chief Executive Officer, and Chief Financial Officer, Ms. Theresa Krystofiak resigned as the Registrant’s Secretary, and Ms. Theresa Krystofiak resigned from the Registrant’s Board of Directors.

The following persons consist of the Registrant’s new executive officers and directors subsequent to the closing of the Exchange Transaction:

Name	Age	Position
Zhu Jiangtu	45	Chairman of the Board of Directors
Liu Chuanling (William)	50	Chief Executive Officer, Director
Hao Dongyang	34	Chief Financial Officer, Director
Liu Tianhui	35	General Manager
Zheng Zhongbing	40	Technical Director

The Registrant filed and mailed the Information Statement required under Rule 14(f)-1 to its stockholders on or about May 13, 2011, and the ten-day period prior to the change in the majority of the Registrant’s directors as required under Rule 14(f)-1 will expire on May 23, 2011.  Additional information regarding the above-mentioned directors and/or executive officers is set forth below under the section titled “Management.”

As a result of the Closing of the Exchange Transaction, our primary operations consist of the business and operations of Joinan.  In the Exchange Transaction, or reverse acquisition, TRMH is the accounting acquiree and CGL is the accounting acquirer.  Accordingly, we are presenting the financial statements of CGL and its consolidated entities as set forth in Exhibit 99.1 and certain pro forma financial information as set forth in Exhibit 99.2 of this report.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Form  8-K are to the consolidated business of CGL, FGL, JGP and Joinan, except that references to “our common stock,” “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

China Green Lighting Limited (“CGL”) was incorporated on February 25, 2011 under the laws of the British Virgin Islands as a limited liability company.

First Green Lighting Limited (“FGL”), a wholly-owned subsidiary of CGL, was incorporated on March 9, 2011 under the laws of Hong Kong as limited liability company.

Jiangshan Greenworld Photoelectricity Consulting Co., Ltd. (“JGP”), a wholly owned subsidiary of FGL, was incorporated on May 4, 2011 under the laws of the Peoples Republic of China (the “PRC”) as a wholly foreign owned limited liability company.

Zhejiang Joinan Lighting Co., Ltd. (the “Company” or “Joinan”) was incorporated on December 6, 2006 under the laws of the PRC as a limited liability company.  As discussed herein, Joinan and/or its shareholders have entered into various agreements with  JPG to allow JGP’s effective control over Joinan.

Joinan was approved by the Jiangshan Administration of Industry and Commerce (“AIC”) in the Zhejiang province (Business License Registration No. 330881000007827). The Company’s registered office is located in No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC. The Company is engaged in the manufacture and sale of lighting devices, inverters and their components, as well as the import and export of such products.  The Company specializes in lighting electrical appliances in Jiangshan City, Zhejiang Province, PRC.  In the last two years, Joinan has sold its products to 36 customers and in approximately 40 countries.

The Registrant acquired 100% of the issued and outstanding capital stock of  CGL in exchange for the issuance of 39,200 shares of Series A Convertible Preferred Stock.  Each share of Series A Preferred Stock is convertible into 1000 shares of common stock, $0.001 par value, which will constitute approximately 98.0% of our issued and outstanding common stock on an as-converted basis and after giving effect to a proposed 1 for 3 reverse stock split.

Background

The Registrant was organized as a corporation under the laws of the State of Colorado on August 15, 2007. The Registrant’s initial main focus was the management of property assets along high density corridors and transit areas which are currently being developed and re-developed near Light Rail transportation lines in the Denver, Colorado metropolitan area.

As a result of the current difficult economic environment and the Registrant’s lack of funding to implement its business plan, in early 2011, the Registrant’s Board of Directors began to analyze strategic alternatives available to the Registrant to continue as a going concern. Such alternatives included raising additional debt or equity financing or consummating a merger or acquisition with a partner that may involve a change in its business plan.  However, the Registrant was unable to raise capital in order to develop or implement its business plan.  Therefore, the Registrant, in consultation with its advisors, identified Joinan as a potential strategic acquisition that the Board of Directors believed to be in the best interest of the Company and its shareholders. CGL through its operating subsidiary, Joinan, was attractive to the Company because it is in a growing lighting manufacturing business, has a strong presence in the PRC and has plans to grow its business.  Joinan and CGL believed the Registrant to be an attractive business combination partner, due in part, to the perceived benefits of being a publicly registered company, allowing for increased access to capital raising.  Accordingly, the parties entered into, and closed the Exchange Transaction on May 13, 2011.

Corporate Structure

As a result of the Exchange Transaction, the organizational structure of the Registrant is as follows:

Joinan’s shareholders consist of Wang Lixia, Zhu Jiangtu, Wang Huanyong and Liu Tianhui who own 45%, 27%, 20% and 8%, respectively, of the capital stock of Joinan (collectively, the “Joinan Shareholders”). Joinan maintains all the licenses and approvals necessary to operate its business in the PRC.

PRC law places certain restrictions on roundtrip investments through the acquisition of a PRC entity by PRC residents. To comply with these restrictions, in conjunction with the Exchange Transaction, we (via our wholly-owned subsidiary, JGP, entered into and consummated certain contractual arrangements with Joinan and/or the Joinan Shareholders pursuant to which we provide Joinan with exclusive technology consulting and management services. Through these contractual arrangements, we have the ability to substantially influence Joinan’s daily operations and financial affairs, appoint its directors and senior executives, and approve all matters requiring board and/or shareholder approval. These contractual arrangements enable us to control Joinan and operate our business in the PRC through Joinan and we are considered the primary beneficiary of Joinan. Accordingly, our consolidated financial statements reflect the results of operations, assets and liabilities of Joinan.

On May 6, 2011, our subsidiary, JGP, entered into the following contractual arrangements with Joinan and/or the Joinan Shareholders, each of which is enforceable and valid in accordance with the laws of the PRC:

Entrusted Management Agreement. Pursuant to the Entrusted Management Agreement among JGP, Joinan, and the Joinan Shareholders, JGP agrees to provide, and Joinan agrees to accept, exclusive management services provided by JGP.  Such management services include but are not limited to financial management, business management, marketing management, human resource management and internal control of Joinan. The Entrusted Management Agreement will remain in effect until the acquisition of all assets or equity of Joinan by JGP is complete (as more fully described in the Exclusive Purchase Option Agreement below).

Technical Service Agreement. Pursuant to the Technical Service Agreement among JGP, Joinan, and the Joinan Shareholders, JGP agrees to provide, and Joinan agrees to accept, exclusive technical services provided by JGP.  Such technical services include but are not limited to software, computer system, data analysis, training and other technical services.  JGP shall be entitled to charge Joinan service fees equivalent to Joinan’s total net income.  The Technical Service Agreement will remain in effect until the acquisition of all assets or equity of Joinan by JGP is complete (as more fully described in the Exclusive Purchase Option Agreement below).

Exclusive Purchase Option Agreement. Under the Exclusive Purchase Option Agreement among JGP, Joinan and the Joinan Shareholders, the Joinan Shareholders granted JGP an irrevocable and exclusive purchase option to acquire Joinan’s equity and/or assets at a nominal consideration. JGP may exercise the purchase option at any time.

Loan Agreement.  Under the Loan Agreement between JGP and the Joinan Shareholders, JGP agreed to lend RMB 300,000 to the Joinan Shareholders, to be used solely for the operations of Joinan.

Equity Pledge Agreement. Under the Equity Pledge Agreement among JGP and the Joinan Shareholders, the Joinan Shareholders pledged all of their equity interests in Joinan, including the proceeds thereof, to guarantee all of JGP’s rights and benefits under the Entrusted Management Agreement, the Technical Service Agreement, the Exclusive Purchase Option Agreement and the Loan Agreement. Prior to termination of this Equity Pledge Agreement, the pledged equity interests cannot be transferred without JGP’s prior consent. The Joinan Shareholders covenant to JPG that among other things, they will only appoint/elect the candidates for the directors of Joinan nominated by JGP.

The foregoing description is qualified in its entirety by reference to the contractual agreements filed as Exhibits 10.6, 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K.

Subsidiaries

As a result of the Exchange Transaction, FGL, JGP and (via a contractual relationship) Joinan are wholly-owned subsidiaries of our subsidiary CGL.  Joinan, the entity through which we operate this business, has no subsidiaries.

Business Overview

The Company is mainly engaged in the manufacturing and sale of lighting devices, inverters and their components, as well as the  import and export of such products.  Since incorporation, the Company has exerted significant efforts in the research and development of its products and was recognized as a High-Technology Enterprise in Jiangshan City by the Jiangshan government in January 2008 and as a High-Technology Enterprise in Quzhou City by the Quzhou Government in December 2008.  We have been designated a New and High-tech enterprise by the Zhejiang Province Government in 2010.  This designation allows us a preferential corporate income tax treatment of 15% from the standard 25% corporate income tax rate. The Company currently possesses 7 utility model patents and 3 invention patent applications in the PRC.  Such patents have provided remarkable economic benefits to the Company in recent years.  By applying the underlying manufacturing technology noted in our patens to our production, the Company uses less material, increases productivity and preserves resources.

Specializing in manufacturing green and energy-saving lighting products, the Company is equipped with industry leading automatic inserting machines and automatic assembly lines, resulting in more than 30% higher efficiency in its manufacturing of energy-saving lamps as compared to its industry competitors.

The Company is also involved in the manufacture of capillary products, which are key components of energy-saving lamps. The Company has applied for and received various UL certifications in the United States, more than 100 CE certifications in Europe, and 27 Energy Star certifications. At present, the Company is providing its products to several larger supermarkets in and out of China, such as Wal-Mart and CTC in Canada, the United States, Brazil, Korea, Sweden, Mexico, Denmark, Italy and Germany through some foreign trade companies.  The Company is hoping for sustained rapid growth through a predictable increase in orders in the coming years.

Compared with domestic and international competitors in the lighting industry both inside and outside the PRC, we believe our production capacity and the production scale of our energy-saving products will enable us to increase our market share going forward. We are currently selling our products in more than 40 countries in the world.  Our management team has more than 10 years of experience in the lighting industry and we strive to constantly improve our manufacturing process to enhance efficiency in every stage of production.  We hope to increase our output of energy-saving lamps from 24,000,000 units per year currently to 200,000,000 units per year in the coming future.

Products

We believe we are a leading supplier of energy-saving products in China.  We are primarily engaged in the production of two types of products: (i) lighting products and (ii) lighting electrical appliances.  Our lighting products mainly include various compact fluorescent lamps (energy-saving lamps), bulbs and tubes of all kinds of fluorescent lights and LED lights. Our lighting electrical appliances refer to electronic transformers, electronic fluorescent and HID lights, electrical ballasts, as well as HID ballast cases.

The chart below notes  the sales revenues by product and the proportion of each in proportion to total revenue:

Category	Revenue in 2009 (RMB 10,000)	Proportion in Total Revenue	Revenue in 2010 (RMB 10,000)	Proportion in Total Revenue

Energy-Saving Lighting Products	2843.23	66.97%	5988.38	71.11%

Lighting Electrical Appliances	1120.35	26.39%	2057.69	24.43%

Others	281.72	6.64%	375.43	4.46%

Total	4,245.30	100%	8,421.50	100%

Lighting Products

Series	Amount	Main Products	Energy-Saving (Y/N)	Application
CFL	5	T2 Spiral	Y	Home, Hotel & Office

Quartz Metal Halogen Light	3		Y	Retail Store & Office
Fluorescent Light	5	T4T5T8	Y	Office & Hotel

Fluorescent Tube				School& Factory

Halogen Cup	h		N	Shopping Mall, Retail Store, Hotel & Home

LED Light	3	LED Tube	Y	Shopping Mall, Retail Store, Restaurant & Home

Lighting Electrical Appliances

Series	Amount	Main Products	Application	Sample
Electrical and Electromagnetic Ballast for Fluorescent Appliance	5	T5/T8 Electrical Ballast	Office, Retail Store, School & Factory
Electrical and Electromagnetic Ballast and Ballast Box for HID Appliance	2	Low Power Electrical Appliance Box	Office, Retail Store, School & Factory
Electrical Transformer for Tungsten-Halogen Electrical Appliance	3	Low Power Electrical Transformer	Retail Store, Hotel and Home

Our Production Process

Inspection and Test of Raw Materials
Inspecting & testing raw materials according to appearance, structure and function
Lighting Products
Lighting Electrical Appliances
Formation of Glass Tubes
Cutting, cleaning and shaping glass tubes
Initial Processing of Electronic Components
Adjusting shapes of raw materials
Powder Coating
Paint fluorescent powder in inner wall of glass tubes
Assembly
Assemble electronic components in printed circulate board
Tube Roasting
Heating glass tubes to remove adhesives in fluorescent coating
Welding
Fixing electronic components on printed circuit board
Inserting Filament & Power Lead
Product testing
Testing products according to appearance, structure and function
Seal and Discharge
Sealing glass tubes and discharging air from the tube by heating, electricity and adding mercury
Packaging
Products

Market Position

The lighting industry is currently fragmented, with relatively small businesses all over the PRC. With regard to the energy-saving lighting industry, there are nearly 1000 businesses nationwide, including Zhejiang Yankon, Zhejiang NVC Lamps and Topstar Group.  At present, Joinan considers itself in the position of up-midstream of the industry by supplying quality products to many overseas customers, with profits increasing by several times every year.  Joinan is also aiming to integrate the nationwide lamp industry by taking advantages of its capillary business and is expected to rank in the top 3 businesses in the energy-saving lighting industry within three years.

In accordance a research report covering certain industries released by the China Association of Lighting Industry, global demand for lighting products is expected to increase from 29 billion USD in 2008 to 39 billion USD in 2014, which means the compound annual growth rate shall reach 4.6% during the period from the 2007 to 2014. Lighting products are distributed to an extensive market world-wide, with consistently high demand for lighting products from stemming from the United States, Western Europe, China and Japan.  These countries and regions are expected to take, respectively 13.2%, 16.1%, 18.9% and 13.5% of total global demand by the end of 2009.

Estimated Global Demand of Lighting Products in 2007-2014 (By Location)

The China Association of Lighting Industry predicted that in connection with Chinese economic development, there is expected to be a rapid growth in the global demand for lighting products through 2014 due to the estimated growth in Chinese consumption. The demand for lighting products in China has increased from USD 4.68 billion in 2008 to USD 5.4 billion in 2009 with a 10.8% compound annual growth rate during this period, and is expected to increase to USD 8.2 billion in 2014 with an 8.7% compound annual growth rate. As the Chinese economy plays a larger role in the world, the Chinese lighting industry market is expected to achieve a higher growth rate than that of the global market from 2008 to 2014 - demand for lighting industry products in the PRC has increased from 16% in 2008 to 21% in 2014.

Future of Energy-Saving Products

Economic development has led to rapid growth in global energy consumption. Given the trend in future development and potential increase in oil and gas prices, consumers are expected to look for new ways to control their energy consumption - such consumer activities are expected to include purchasing energy-saving lighting products, (i.e., lighting products with higher efficiency than incandescent lamps) or products supporting usage of energy-saving lighting. Compact fluorescent light (“CFL”) is a common energy-saving lighting product. As the China Association of Lighting Industry Report shows, working temperature of normal incandescent bulbs can become very high, and their average working life only lasts approximately 750-1000 hours, necessitating frequent replacement.

In contrast, CFLs have a much longer working life with a much lower temperature during work due to the fluorescent treatment. Based on the working life and energy efficiency, standards for energy-saving lighting products vary from country to country, and district to district. Therefore, demand for energy-saving lighting products is expected to take an increasing proportion of total lighting demands. For example, electronic ballasts have replaced induction ballasts to become the world’s most popular ballasts in the global lighting market with an estimated 10% annual increase in demand from 2008 to 2014. With its continuous efforts in replacing inefficient magnetic ballasts, China is expected to become the important driver of demand growth in the global electronic ballast market. Pursuant to the China Association of Lighting, demand for energy-saving lighting products has taken an increasing proportion in the lighting market from 36% in 2008 to 40% in 2010, and is estimated to grow to 55% by the end of 2014.

Estimated Global Demand for Energy-Saving Products in 2008-2014

According to the China Association of Lighting Industry, among all energy-saving lighting products, CFLs contributes the most to global sales revenue in 2009. CFL lighting is the most important energy-saving product with T5 lamps being ranked No. 2 in China. Governments have come to realize the potential value of energy-saving lighting products, and plans to eliminate and replace incandescent lamps with fluorescent lamps have been promulgated in many countries and district. For example, in Australia, usage of incandescent lamps will be gradually prohibited by 2011; in Canada, sales of incandescent lamps will be prohibited beginning in 2012; in Japan, both the manufacturing and sale of incandescent lamps with high energy consumption will be prohibited beginning in 2012; in the European Union, certain incandescent lamps has been restricted since September 2009; and the usage of incandescent lamps will be prohibited in the United States beginning in 2012.

Global Lighting Industry

Since the economic reform in the late 1970s, China has seen a significant economic growth for the last thirty years, and its entrance into the World Trade Organization in 2001 has further accelerated the pace of the economic reform. The Economist Intelligence Unit has pointed out that China’s GDP is expected to reach RMB 41,480 billion in 2011 with a 11.3% compound annual increase rate from 2008 to 2011, and the average GDP is expected to reach RMB 30,826 billion in 2011 with 10.7% compound annual increase rate from 2008 to 2011.

Urbanization in China

Currently, China has the largest population in the world, and it is expected to continue to increase in the future.  In accordance with the China Statistical Yearbook 2009, the total population of China has reached 1.328 billion in 2008, and the proportion of permanent urban population has risen from 36.2% in 2000 to 45.7% in 2008. The following chart notes the growing trend of the Chinese urban population from 2000 to 2008 and China’s urbanization speed in the same period.

Lighting Industry in the PRC

The Chinese lighting industry has undergone a rapid growth in recent years. As the China Association of Lighting Industry notes, the annual revenue of the Chinese lighting industry has grown to RMB 33.7 billion in 2008 from RMB 5 billion in 1998, with a 21.0% compound annual growth rate.

China Energy-Saving Lighting Industry - Development Trend of Energy-Saving Lighting Products

Since the early 1990s, the Chinese government increased its focus on the energy-saving lighting products industry. In April 2007, the National Development and Reform Commission (the “NDRC”) promulgated the “Eleventh Five-Year Plan on Energy Development” and set forth the planning by the Chinese Government of the development of the energy-saving project therein. NDRC has pointed out in “Eleventh Five-Year Plan on Energy Development” that promotion of “Green Lighting” is an important task in successful implementation of China’s energy development plan.  In addition, due to the increasing proportion of electricity consumption in the lighting industry in comparison to the total electricity consumption amount, reduction of energy consumption has become a key concern of national policy in the lighting industry. According to the China Association of Lighting Industry, China’s energy-saving lighting products typically include compact fluorescent light, fluorescent lighting and supportive devices, LED lighting, HID lighting and electronic ballasts.

Pursuant to the China Association of Lighting Industry Report, total market size of energy-saving lighting industry has reached RMB 50 billion in 2008, with total output of fluorescent lightings amounting to 55.1 million units, of which 232 million units has been exported out of China.

Policy Support of Chinese Government

The Chinese government has promulgated a series of policies and measures to encourage the development of the Chinese lighting industry. Pursuant to “Eleventh Five-Year Plan on Energy Development,” the Chinese government will distribute 150 million energy-saving lamps nationwide within five years, in order to save 29 billion KWH of electricity.  Moreover, following the “Eleventh Five-Year Plan on Energy Development,” the State Council released the “Working Schemes on Energy Saving and Emission Reduction” in May 2007 to stress that the central government will implement programs to promote energy-saving lighting products, increase government procurement of energy-saving lighting products and supervise the certification of energy-saving lighting products.

In January 2008, the Chinese Ministry of Finance and NDRC promulgated the “Implementation Measures on Administration of Financial Subsidies for Promoting High-Efficiency Lighting Products” (the “Measures”), pursuant to which the Chinese Government shall provide financial subsidies to major users of energy-saving lighting products equivalent to 30% of the bid price or contract price. Urban and rural resident users of energy-saving lighting products shall be entitled to a certain amount of financial subsidies granted by the Chinese central government equivalent to 50% of the bid price or contract price of each lighting product.

Scope of Energy-Saving Lighting Products in China

In China, the scope of energy-saving lighting products are usually defined by government authorities (relating to various intentions, for example, financial subsidies and applicability of labeling).  Pursuant to these measures, energy-saving lighting products basically include a number of outdoor lighting products, quartz metal halogen light, compact fluorescent light, fluorescent light, LED light, HID light and electronic ballast.  The List of Certified Lighting Products (the “List”) has been publicized by the China Quality Certification Center (“CQC”), and the national certification institute established by the State Administration of Quality Supervision, Inspection and Quarantine (“AQSIQ”). According to the List, the Certified Energy-Saving Lighting Products approved by the CQC mainly include a number of outdoor lighting products, quartz metal halogen light, compact fluorescent light, fluorescent light, LED light, HID light and electronic ballastd. The List is based on the criteria adopted by National Standardization Management Committee (“SA”) established by the AQSIQ, which is responsible for the national standardization and implementation of quality and safety standards under the authorization of the State Council.

Definition Made China Association of Lighting Industry

According to the China Association of Lighting Industry, Chinese energy-saving lighting products typically include compact fluorescent light, fluorescent light, LED light, HID lighting and electronic ballasts. The definition provided by the China Association of Lighting Industry is based on the Measures and Standards of the National Standardization Management Committee and in compliance with the List of China Quality Certification Center.

Trend of Chinese Lighting Industry

We believe that the following trends have emerged in the current Chinese lighting industry:

Growing Market Concentration

It is predicted that Chinese consumers of lighting products shall pay more attention to the product quality with increasing brand awareness, therefore the leading companies in this industry shall acquire greater market share in connection with greater brand awareness. In addition, the Chinese lighting industry is undergoing a conforming period, during which the leading companies may maintain their high growth rates by merger and acquisition of or cooperation with their competing counterparts.

Increasing Demand for Energy-Saving Products

Increasing awareness of environmental protection has caused the sales of energy-saving lighting products to exceed total demand for traditional lighting products. The proportion of demands for energy-saving lighting products in the total all lighting products demands has increased from 32.8% in 2007 to 35.9% in 2009, and shall reach 50.8% in 2014 as estimated.

Chinese Energy-Saving Lighting Demand from 2007-2014

China has also become the primary manufacturing base for the world’s energy-saving lighting products, and its current annual output of CFL products ranks No. 1 in the world, as noted in the China Association of Lighting Industry documentation. Since 2000, the annual growth rate of the energy-saving lamps, electronic ballasts and other energy-saving lighting products has reached between 20% and 30%. Incandescent lamps are being considered as an old technology, and energy-saving lighting products predicted to acquire remarkable market share in the future.

Increasing Export Sales

China has not only an increasing demand for lighting products; it also plays an more important role in the global production of lighting products. Total export sales have grown from 2 billion USD in 1998 to 16.2 billion USD in 2008 with a 23.3% compound annual growth rate. The chart notes the growing trend of export sales during 1998 to 2008.

Market Strengths

We believe the following strengths will enable us to compete effectively in the lighting market:

•
Technical Leader in Energy-Saving and Other Lighting Products - As a member of the China Association of Lighting Industry, we believe we are a leading supplier of lighting products in China specializing in the production and promotion of energy-saving lighting products and the development of new manufacturing technologies for energy-saving products.

•
Consistent High-Quality Products with Advantageous Costs and Scale - We are committed to producing high-quality products. In 2009, we obtained the ISO9001:2000 Quality Management System Certificate issued by the Quality Assurance Centre of China Association for Quality.  We have also received other international quality and safety certificates, including Canadian CAS certificates, U.S. UL certificates and CE certifications in Europe.

•
R&D Abilities to Quickly Meet Customers’ Requirement - Our R&D activities mainly include developing new products and updating existing products by utilizing the latest technology based on specific market demands.   We aim to develop and promote new products to meet the ever changing requirements and preferences of end users.

•
Acquisition and Integration Experience - Our management team has extensive experience in the lighting industry and specifically with mergers and acquisition transactions within the lighting industry, and we intend to leverage such experience to conduct strategic acquisitions and investments in the near future.

•
Experienced Management Team with Outstanding Records - Our experienced and dedicated management team is equipped with a wealth of industry knowledge and excellent execution capabilities, particularly Mr. Jiangtu, our Chairman of the Board and our founder.  Mr. Jiangtu has overseen our continued and sustained growth.

Quality Control

As noted above, the Company has obtained the ISO9001:2000 Quality Management System Certificate issued by the Quality Assurance Centre of China Association for Quality in connection with our established comprehensive and effective quality management system. Our products have also received other international quality and safety certificates, including Canadian CAS certificates, U.S. UL certificates and European CE certifications.

Our quality control process starts from the R&D stage, in which we take into consideration the function and quality of the raw materials used in production.  We also seek to increase the automation of the manufacturing process in order to stabilize production quality.  When purchasing raw materials, we determine which suppliers to use based on a strict quality control standard, we test most raw materials according to their appearance and features, and we inspect components and equipment used in production to ensure that they meet our quality control standards. During every stage of the manufacturing process, we arrange our own quality control personnel to conduct on-site inspections during the manufacturing of most of the semi-finished components in our plants. After assembly, our quality control personnel tests samples of the finished products manufactured in our own production plants to assess their functions and quality. We conduct a detailed analysis on samples that have failed our quality control inspections to seek out new ways to improve production efficiency.  To date, our products have never been selected by the General Administration of Quality Supervision, Inspection and Quarantine for sample inspection nor has any penalty notice for failing a sample inspection been imposed on us.

Sales and Marketing

We sell our products as an original equipment manufacturer, or OEM, to other companies who are our customers.  Accordingly, the products we manufacture are sold directly to our customers who then resell our products under such customers’ own name and branding.  Our products are sold primarily to customers throughout the PRC, but also internationally in other countries such as  Brazil, Taiwan and Mexico.  Sales to our Brazilian customer, Charming Sourcing and Inspection, account for approximately  41% of our total sales and sales to one of our PRC customers, Nigbo Klite Electric Manufacture Co., Ltd., account for approximately 22% of our total sales.  In all we sell our products in 40 countries.  We have no sales or OEM agreements with our customers, who purchase from us via purchase orders only.

Research and Development

We believe our sustained success relies on technical innovation to a large extent; therefore, we have set up a research and development center in Shanghai and currently have an R&D team comprised of seven people.  We aim to develop and introduce new products in order to meet the ever changing demands and preferences of our customers. We develop new products and update existing products by utilizing the latest technologies available, and we also provide customized products and solutions to meet the specific requirements of our end users.

We have already developed our own technical knowledge which has improved our performance and the degree of automation of our manufacturing processes.  We have applied such knowledge to not only reduce our consumption of raw materials and labor costs, but also minimize costs arising from errors in production.

For the fiscal years ended December 31, 2010 and 2009, research and development expenditures totaled approximately RMB 2,000,000 (USD $303,260) and RMB 3,440,000 (USD $503,622), respectively.

Intellectual Property and Licenses

The Company currently possesses 7 utility model patents, 3 invention patent applications and 3 patent licenses, as noted in the tables below.

Patents
No.	Name	Type	Owner	Date of Application	Patent No.
1	Mold for calibrating energy-saving lamp	Utility Model	Zhejiang Joinan Lighting Co., Ltd.	May 14, 2008, valid through May 13, 2018	ZL 2008 2 0112188.9
2	New electronic component cutting machine	Utility Model	Zhejiang Joinan Lighting Co., Ltd.	June 10, 2008, valid through June 9, 2018	ZL 2008 2 0118905.9
3.	Non-fixed loading platform	Utility Model	Zhejiang Joinan Lighting Co., Ltd.	June 3, 2008, valid through June 2, 2018	ZL 2008 2 0116394.7
4.	Automatic shaping machine of separate electronic component	Utility Model	Zhejiang Joinan Lighting Co., Ltd.	June 24, 2008, valid through June 23, 2018	ZL 2008 2 0112296.6
5	Automobile back sight device	Utility Model	Zhejiang Joinan Lighting Co., Ltd.	May 27, 2008, valid through May 26, 2018	ZL 2008 2 0117176.5
6	Inner packing box of new energy-saving lamp	Utility Model	Zhejiang Joinan Lighting Co., Ltd.	December 21, 2009, valid through December 20, 2019	ZL 2009 2 0351027.X
7	Socket wire-connected to new energy-saving lamp	Utility Model	Zhejiang Joinan Lighting Co., Ltd.	December 18,2009, valid through December 17, 2019	ZL 2009 2 0299078.2

Invention Patent Applications
No.	Name	Type	Applicant	Date of Application	Filing No.
1	Luminance Testing Instrument for energy-saving lamp	Invention	Zhejiang Joinan Lighting Co., Ltd.	June 24, 2008	200810127317.6
2	Power Testing Instrument for energy-saving lamp	Invention	Zhejiang Joinan Lighting Co., Ltd.	June 10,2008	200810124915.8
3	Automatic shaping machine of electronic component	Invention	Zhejiang Joinan Lighting Co., Ltd.	May 14, 2008	200810100408.0

Patent Licenses

Patent / Patent No.	Expiry Date of Patent	Licensor	Licensee	Exclusivity	Royalty	Term of License
Multi-functional powdering machine of energy-saving lamp /2009200053520	February 8,2019	Zhejiang Lisheng Electronic Technology Co., Ltd.	Zhejiang Joinan Lighting Co., Ltd.	Exclusive	RMB 18,000 for the whole license term	From November 2, 2009 to February 8, 2019
Sealing machine of new energy-saving lamp tube /2008201254109	June 27,2018	Zhejiang Lisheng Electronic Technology Co., Ltd.	Zhejiang Joinan Lighting Co., Ltd.	Exclusive	RMB 18,000 for the whole license term	From November 2, 2009 to June 27,2018
Electrified decomposition plate on a new round transmission car /2009200078547	February 26,2019	Zhejiang Lisheng Electronic Technology Co., Ltd.	Zhejiang Joinan Lighting Co., Ltd.	Exclusive	RMB 18,000 for the whole license term	From November 2, 2009 to February 26,2018

We will continue to evaluate our business and the benefits of pursuing patents in the future.  We take all necessary precautions to protect our intellectual property.  However, we cannot assure you that we will be able to protect or enforce our intellectual property rights, and third parties may, in an unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property or technology or otherwise develop a product or products with the same functionality as our products.  Policing unauthorized use of intellectual property rights is difficult, and nearly impossible on a worldwide basis. Therefore, we cannot be certain that the steps we have taken or will take in the future will prevent misappropriation of our technology or intellectual property, particularly in certain countries where we do business or where our products are sold, where the laws may not protect proprietary rights or where the enforcement of such laws is not common or effective.  In the event of any infringement upon our intellectual property rights, we will pursue all legal rights and remedies.

Warranties and Return Policy

We do not generally provide a warranty for the products sold to customers since the majority of our customers are wholesalers and distributors. However, if the products that we deliver do not meet the agreed upon quality specifications or require reworking, we are responsible for the work and the related expenses. If the quality issues relate to our parts, our suppliers will provide replacement parts at their costs as we purchase most of the parts used in our products from third party suppliers.  If the quality problem is with out workmanship, we will bear the cost to rework the product.  Our return rate has historically been less than 0.1%.

Raw Material Suppliers

The raw materials we primarily use in manufacturing our lighting products include cold roll, enameled wire, copper and aluminum materials, glass components, phosphor, fuses, mercury, circuit boards, resistors and capacitors.  In an effort to reduce procurement costs, we purchase raw materials primarily from domestic suppliers with local manufacturing plants as this is both logistically convenient and economically advantageous.

We aim to use suppliers that are in good financial health with the ability to provide us with a regular supply of high quality raw materials at reasonable prices.  New raw material suppliers go through a strict screening process by providing relevant production licenses as required, and we conduct on-site due diligence on new raw material suppliers who have passed our preliminary selection process to further evaluate their quality control system. Prices quotes by raw material suppliers can vary and be re-negotiated based on varied market conditions. Certain suppliers provide raw materials to us on a credit basis that varies from approximately 30 to 90 days.  Over the past few years, we have established solid relationships with a number of major raw material suppliers.  Per our practice, we identify at least two suppliers for each raw material we  use in production to provide alternative sources and avoid shortfalls in raw material supply. We have not yet experienced any significant business disruption caused by a shortage of raw materials.  A few of our major suppliers include (material supplied noted in parenthesis): (i) Zhejiang Lisheng Electronic Technology Co., Ltd. (tube lights), (ii) Nantong Sunion Electronic Co., Ltd. (electrolyte), and (iii) Jiangshan Run Feng Electric Power Equipment Co., Ltd. (plastic parts).

Inventory Management

We are devoted to maintaining our production capacity in light of the requirements and demands of our customers.  However, we also try to reduce our excess inventories of both raw materials and finished products. Based on estimated demands of distributors, our production plans foresee keeping certain amounts of inventories of raw materials and products. With respect to raw material inventories used in the production of our lighting electrical appliances, we seek to maintain a steady amount of those standardized products to meet regular orders from our customers.

Backlog

We have historically shipped the majority of our products within 45 days of the time that the order confirmation occurs.  Due to the short-cycle nature of our business, we sustain a limited backlog and currently have a backlog of unfilled orders totaling RMB 800,000 (approximately USD$123,000).

Logistics and Transportation

We believe that an efficient logistics management system is critical to our business in order to provide effective supplies to the Company.  Our suppliers usually deliver raw materials to our production facilities.  We deliver our products in shipping containers via road transportation to either Ningbo or Shanghai, where our products are forwarded to our customers both in China and worldwide.

Management Information System

Our management information system is essential to our effective management of purchasing, inventory control, logistics, distribution and sales. In September 2009, we established a centralized enterprise resource planning system (the ERP system), which is currently used for financial management, production planning, sales and distribution, materials management and financial information of cooperating groups. Our ERP system mainly covers basic control, sales & procurement control, production management, warehouse management, financial management and basic data input.  The ERP system provides for convenient and efficient handling of our production facilities and management.

Management Structure

The current management structure employed is the General Manager Responsibility System under the leadership of the Board of Directors.  The Board of Directors is responsible for decision-making while the general manager is responsible for the implementation of such decisions. Our management structure is as set forth below:

Employment

We typically enter into one-year individual employment contracts directly with our employees.

Insurance

We have purchased various kinds of insurance, including product liability insurance, accident insurance, vehicle insurance, financial insurance and real estate insurance. We have not been the recipient of any major insurance claims against us as of December 31, 2010.

Safety

We are subject to PRC labor and safety laws and regulations. In order to ensure employee safety, we have implemented operating procedures and safety standards during the entire manufacturing process. We also provide occupational safety education and training to our employees to increase their safety awareness. In particular, we have enacted a special safety policy relating to exposure to hazardous materials (e.g., mercury) and also closely monitor use of these materials throughout the manufacturing process.

Strategy and Development

Our goal is to become the leader in the Chinese lighting industry and a leading enterprise in the global market.  We intend to achieve this goal by pursuing the following strategies:

Strengthening Our Market Position -

We are dedicated to improving our competitiveness in the domestic market, and will focus on the following fields to achieve our goals:

•
Enlarge Our Scale of Production Via Increased Standardization of Our Products - We plan to increase the standardization of our products, including both our lighting products and lighting electrical appliance products.  This will allow us to increase our production capacity and our production output and achieve economies of scale.  This will also allow us to reduce our production costs and strategically reduce the cost of our products.

•
Diversify Product Supply - We plan to develop special road lighting products such as outdoor lighting and architectural lighting.  We also plan to introduce a new range of products, including additional LED lighting products.

Create Green Image -

We will further research and develop energy-saving technologies to increase the lighting efficiency of our existing products.

Improve R&D Activities and Focus on Energy-Saving Products -

Our R&D activities are aimed at developing new products and updating products by utilizing the latest technologies in order to accelerate the development and promotion of new products to meet the ever changing demands and preference of customers and end users.  We plan to introduce several new LED lighting products into the market in 2012 to further diversify our products.

Focus on Acquisition and Investment Opportunities -

We continue to seek new business opportunities that will allow us to acquire new products and new technologies that will have synergistic effects with our current business and compliment our existing products and business.  We are in a highly fragmented industry, which provides us with opportunities to identify numerous potential partners and/or acquisition targets.  We will plan to establish our own distribution network via strategic acquisitions in the future.  We believe that full implementation of our acquisition strategy will enable us to enhance our capabilities, thereby improving our competitiveness in the market.

Our strategies also include the following two goals: (i) enterprise integration and (ii) business integration.  Enterprise integration involves the merger and integration of companies manufacturing the same or similar products as we currently manufacture.  Such integration will enable us to expand our production capacity, enhance our external competitiveness, and reduce our costs of manufacturing and procurement.  The integration of upstream enterprises manufacturing similar components will help us to reduce business risks. Business integration involves restructuring the business of the integrated enterprises, make appropriate adjustments to market, production, technology, and personnel in accordance with their respective advantages to maximize profits.

Competition

The lighting industry is highly competitive, with the largest suppliers serving many of the same markets and competing for the same customers. Competition is based on numerous factors, including brand name recognition, price, product quality, product design, energy efficiency, customer relationships, and service capabilities. We face competition from many other lighting manufacturers, most of which have significantly greater name recognition and financial, technical, manufacturing, personnel, marketing, and other resources than we have. Our domestic competitors include Zhejiang Yanjon, Zhejiang NVC Lamps, Topstar Group and Opple, while our international competitors include Philips, Osram, National and HomeLite. We compete primarily on the basis of quality, price, brand recognition, product diversity, design, reliability, customization, and quality service and support to our customers.

Market and competition volatility is also affected by a number of general business and economic factors, such as gross domestic product growth, employment, credit availability and commodity costs. Construction spending on infrastructure projects such as highways, streets, and urban developments also has a material impact on the demand for infrastructure-focused products. The market is also subject to rapid technology changes, highly fragmented, and cyclical. The industry is characterized by the short life cycle of products, requiring continuous design and development efforts, which necessitates large capital and time investments. Our competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements.

Seasonality

Our business is not subject to seasonality.

PRC Government Regulations

Business license

Any company that conducts business in the PRC must have a business license that covers a particular type of work. Our business license covers our present business to design, develop, produce and sell lighting and electric products and accessories, with 45% of our products sold overseas and 55% sold domestically.  Prior to expanding our business beyond that of our business license, we are required to apply and receive approval from the PRC government.

Employment laws

We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions. These include local labor laws and regulations, which may require substantial resources for compliance. China’s National Labor Law, which became effective on January 1, 1995, and China’s National Labor Contract Law, which became effective on January 1, 2008, permit workers in both state and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract.

Environmental regulations

We are subject to various federal, state, local and foreign environmental laws and regulations, including those governing the use, discharge and disposal of hazardous substances in the ordinary course of our manufacturing process. The major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Air Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution.

We believe that our current manufacturing operations comply in all material respects with applicable environmental laws and regulations.  Although we believe that our current manufacturing operations comply in all material respects with applicable environmental laws and regulations, it is possible that future environmental legislation may be enacted or current environmental legislation may be interpreted to create environmental liability with respect to our other facilities, operations, or products.

Per the advice of our PRC counsel, we believe our products are currently not subject to recycling measures prescribed by PRC laws and regulations. At present, we do not use any recycled materials to manufacture our lighting products, and none of our products or their components are recycled.  In addition, as we currently discharge negligible waste water and negligible waste gas, and produce only limited solid waste in our production process, the financial impact of compliance with environmental laws and regulations is currently minimal.

Patent protection in China

The PRC’s intellectual property protection regime is consistent with those of other modern industrialized countries. The PRC has domestic laws for the protection of rights in copyrights, patents, trademarks and trade secrets.

The PRC is also signatory to most of the world’s major intellectual property conventions, including:

—	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 4, 1980);
—	Paris Convention for the Protection of Industrial Property (March 19, 1985);
—	Patent Cooperation Treaty (January 1, 1994); and
—	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (November 11, 2001).

Patents in the PRC are governed by the China Patent Law and its Implementing Regulations, each of which went into effect in 1985. Amended versions of the China Patent Law and its Implementing Regulations came into effect in 2001 and 2003, respectively.

The PRC is signatory to the Paris Convention for the Protection of Industrial Property, in accordance with which any person who has duly filed an application for a patent in one signatory country shall enjoy, for the purposes of filing in the other countries, a right of priority during the period fixed in the convention (12 months for inventions and utility models, and 6 months for industrial designs).

The Patent Law covers three kinds of patents—patents for inventions, utility models and designs. The Chinese patent system adopts the principle of first to file; therefore, where more than one person files a patent application for the same invention, a patent can only be granted to the person who first filed the application. Consistent with international practice, the PRC only allows the patenting of inventions or utility models that possess the characteristics of novelty, inventiveness and practical applicability. For a design to be patentable, it cannot be identical with or similar to any design which, before the date of filing, has been publicly disclosed in publications in the country or abroad or has been publicly used in the country, and should not be in conflict with any prior right of another.

PRC law provides that anyone wishing to exploit the patent of another must conclude a written licensing contract with the patent holder and pay the patent holder a fee. One broad exception to this rule, however, is that, where a party possesses the means to exploit a patent but cannot obtain a license from the patent holder on reasonable terms and in reasonable period of time, the PRC State Intellectual Property Office, or SIPO, is authorized to grant a compulsory license. A compulsory license can also be granted where a national emergency or any extraordinary state of affairs occurs or where the public interest so requires. SIPO, however, has not granted any compulsory license to date. The patent holder may appeal such decision within three months from receiving notification by filing a suit in a people’s court.

PRC law defines patent infringement as the exploitation of a patent without the authorization of the patent holder. Patent holders who believe their patent is being infringed may file a civil suit or file a complaint with a PRC local Intellectual Property Administrative Authority, which may order the infringer to stop the infringing acts. A preliminary injunction may be issued by the People’s Court upon the patentee’s or the interested parties’ request before instituting any legal proceedings or during the proceedings. Damages in the case of patent infringement is calculated as either the loss suffered by the patent holder arising from the infringement or the benefit gained by the infringer from the infringement. If it is difficult to ascertain damages in this manner, damages may be reasonably determined in an amount ranging from one or more times the license fee under a contractual license. The infringing party may be also fined by the Administration of Patent Management in an amount of up to three times the unlawful income earned by such infringing party. If there is no unlawful income so earned, the infringing party may be fined in an amount of up to RMB500,000, or approximately $73,200.

Foreign Exchange Regulation

Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 1997 and various regulations issued by the State Administration of Foreign Exchange (“SAFE”), and other relevant PRC government authorities, the Renminbi (RMB) is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends.  Capital account items, such as direct equity investments, loans and repatriation of investments, require the prior approval from the SAFE or its local counterpart for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC.

Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by the SAFE or its local counterpart.  Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into Renminbi.

Pursuant to the SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or the SAFE Circular No. 75, issued on October 21, 2005:

(i)
a PRC citizen residing in the PRC, or PRC resident, shall register with the local branch of the SAFE before it establishes or controls an overseas special purpose vehicle (“overseas SPV”), for the purpose of overseas equity financing (including convertible debts financing);

(ii)
when a PRC resident contributes the assets of or its equity interests in a  domestic enterprise into an overseas SPV, or engages in overseas financing after contributing assets or equity interests into an overseas SPV, such PRC resident shall register his or her interest in the overseas SPV and the change thereof with the local branch of the SAFE; and

(iii)
when the overseas SPV undergoes a material event outside of China, such as change in share capital or merger and acquisition, the PRC resident shall, within 30 days from the occurrence of such event, register such change with the local branch of the SAFE.

On May 29, 2007, the SAFE issued relevant guidance to its local branches for the implementation of the SAFE Circular No. 75. This guidance standardizes more specific and stringent supervision on the registration requirement relating to the SAFE Circular No. 75 and further requires PRC residents holding any equity interests or options in SPVs, directly or indirectly, controlling or nominal, to register with the SAFE.

Under the Implementing Rules of Measures for the Administration of Individual Foreign Exchange, or the Implementation Rules, issued by the SAFE on January 5, 2007, PRC citizens who are granted shares or share options by an overseas listed company according to its share incentive plan are required, through a qualified PRC agent or the PRC subsidiary of such overseas listed company, to register with the SAFE and complete certain other procedures related to the share incentive plan. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company must be remitted into a foreign currency account of such PRC citizen or be exchanged into Renminbi.

In addition, domestic wages and salaries of foreign employees outside of the PRC, as well as other rightful earnings, such as dividends, bonuses and profits, of shareholders outside of the PRC may be remitted freely out of the PRC after taxes have been paid in accordance with the provisions of the Chinese tax law with a tax certificate.  Since we do not have any debt that is generated outside the PRC and do not have any employees located outside PRC, management is not aware of any material risk of paying in foreign currency in respect of those employee-related and debt-settlement amounts due to any other party located outside PRC.

Liquidation

According to the bankruptcy law of the PRC, JGP, as a WFOE, needs to have its debt to creditors settled in the priority as set forth in the relevant Bankruptcy law in China and its immediate equity holder, FGL, located in Hong Kong, would be the last party to be entitled to any residual interest of the entity.  Such priority of payment and distribution in the case of the liquidation of JGP does not have any different priority in respect of PRC nationals or foreigners. The priority is based on the status of being a creditor and other requirements as set forth in the bankruptcy law in China, which does not have any discrimination or preference in respect of whether the party is a PRC national or foreigner.

Taxation

Under the Enterprise Income Tax Law (“EIT”), effective January 1, 2008, China will adopt a uniform tax rate of 25.0% for all enterprises (including foreign-invested enterprises) and revoke the current tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatment granted by relevant tax authorities.  Enterprises that are subject to an enterprise income tax rate lower than 25.0% may continue to enjoy the lower rate and gradually transition to the new tax rate within five years after the effective date of the EIT Law. Enterprises that are currently entitled to exemptions or reductions from the standard income tax rate for a fixed term may continue to enjoy such treatment until the fixed term expires. However, the two-year exemption from enterprise income tax for foreign-invested enterprise will begin from January 1, 2008 instead of from when such enterprise first becomes profitable. Preferential tax treatments will continue to be granted to industries and projects that are strongly supported and encouraged by the state, and enterprises otherwise classified as “new and high technology enterprises strongly supported by the state” will be entitled to a 15.0% enterprise income tax rate even though the EIT Law does not currently define this term.

Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by

Foreign Investors

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission (“CSRC”), promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“the new M&A rule”) to regulate foreign investment in PRC domestic enterprises. The new M&A rule provides that the Ministry of Commerce must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise and any of the following situations exists:

(i)        the transaction involves an important industry in China;

(ii)        the transaction may affect national “economic security;” or

(iii)      the PRC domestic enterprise has a well-known trademark or historical Chinese trade name in China.

The new M&A rule also contains a provision requiring overseas SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, the CSRC issued a clarification that sets forth the criteria and process for obtaining any required approval from the CSRC.  To date, the application of this new M&A rule is unclear.

Employees

Joinan currently has 143 employee as specified in the table below.  All of our employees work at our main production facility located at No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC.

Department	Employees
Manufacturing	120
Administration	5
Sales	3
Technical	5
Quality	4
Warehouse	3
Management	3

We aim to provide all our employees with a bright and spacious workspace and strictly enforce all PRC labor laws.  In addition, we provide wages above the local average and provide training to our staff regarding technical skills and office cohesion.  We consider our relationships with our employees to be good.  We have an employee manual and have entered into labor contracts with all our employees.

Corporate Information

The principal executive office for the Company is located at No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City.  The Company’s main telephone number is +86 (570) 435-2001 and its fax number is +86 (570) 435-2000.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our operating results are difficult to predict, and we may experience significant fluctuations in our operating results.

Our operating results may fluctuate significantly. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. Factors causing these fluctuations include, among others:

•	our ability to maintain and increase sales to existing customers, attract new customers and satisfy our customers’ demands;
•	the price we charge for our products or changes in our pricing strategies or the pricing strategies of our competitors;
•	timing and costs of marketing and promotional programs organized by us and/or our suppliers;
•	our ability to acquire merchandise, manage inventory and fulfill orders;
•	the effects of strategic alliances, potential acquisitions and other business combinations, and our ability to successfully and timely integrate them into our business;
•	changes in government regulations with respect to the lighting industry; and
•	economic and geopolitical conditions in China and elsewhere.

We may not be able to timely identify or otherwise effectively respond to changing customer preferences, and we may fail to optimize our product offering and inventory position.

The lighting industry is rapidly evolving and is subject to rapidly changing customer preferences that are difficult to predict as new green technologies increase in availability and benefits. We believe that our success depends on our ability to anticipate and identify customer preferences and adapt our production to these preferences. In particular, we believe that we must optimize our product selection and inventory positions based on sales trends. No assurances can be given that our product selections will accurately reflect customer preferences at any given time. If we fail to anticipate accurately either the market for our products or customers’ purchasing habits or fail to respond to customers’ changing preferences promptly and effectively, we may not be able to adapt our production to customer preferences or make appropriate adjustments to our inventory positions, which could significantly reduce our revenue and have a material adverse effect on our business, financial condition and results of operations.

We face significant competition, and if we do not compete successfully against existing and new competitors, our revenue and profitability would be materially and adversely affected.

The lighting industry in China and worldwide is highly competitive, and we expect competition to intensify.  In addition there is a trend towards consolidation of the lighting industry in the future as there is extensive fragmentation currently. Our primary competitors are other manufacturers.  We compete for customers and revenue primarily on the basis of product selection, price, and timely delivery of products. Moreover, we may be subject to additional competition from new entrants to the lighting industry in China. If the PRC government removes the barriers for foreign companies to operate majority-owned lighting companies in China, we could face increased competition from foreign companies. Some of our larger competitors may enjoy competitive advantages, such as:

•	greater financial and other resources;
•	larger variety of products;
•	more extensive and advanced supply chain management systems;
•	greater pricing flexibility;
•	larger economies of scale and purchasing power;
•	more extensive advertising and marketing efforts;
•	greater knowledge of local market conditions;
•	larger sales and distribution networks.

As a result, we may be unable to offer products similar to, or more desirable than, those offered by our competitors, market our products as effectively as our competitors or otherwise respond successfully to competitive pressures. In addition, our competitors may be able to offer larger discounts on the same or competing products, and we may not be able to profitably match those discounts. Furthermore, our competitors may offer products that are more attractive to our customers or that render our products uncompetitive. Our failure to compete successfully could materially and adversely affect our business, financial condition, results of operation and prospects.

Our reliance on third-party suppliers of raw materials may result in disruptions to our manufacturing processes.

We rely on third-party suppliers to provide us with raw materials for our products. Reliance on such third-party suppliers involves a number of risks, including a lack of control over the manufacturing process and the potential absence or unavailability of adequate capacity. If any of our third-party suppliers cannot or will not supply our raw materials in required volumes in compliance with applicable regulations, on a cost-effective basis, in a timely manner, or at all, we will have to secure alternative suppliers.  Maintaining relationships with existing suppliers and replacing such suppliers may be difficult and time consuming. Any disruption of our network of suppliers, including failure to renew existing supply agreements with desired suppliers, could negatively affect our production capabilities and our ability to effectively sell our products and could materially and adversely affect our business, financial condition and results of operations.

Failure to maintain optimal inventory levels could increase our inventory holding costs or cause us to lose sales, either of which could have a material adverse effect on our business, financial condition and results of operations.

We need to maintain sufficient inventory levels to operate our business successfully as well as meet our customers’ expectations. However, we must also prevent accumulating excess inventory. No assurances can be given that we can accurately predict product trends and avoid over-stocking or under-stocking products. In addition, demand for products could change significantly between the time raw materials are ordered and the time products are available for sale. When we begin selling a new product, it is particularly difficult to forecast product demand accurately. The purchase of certain types of inventory may require significant lead-time. As we carry a broad selection of products and maintain significant inventory levels for a substantial portion of our merchandise, we may be unable to sell such inventory in sufficient quantities. Carrying too much inventory would increase our inventory holding costs, and failure to have inventory in stock when orders are received could cause us to lose such orders or customers, either of which could have a material adverse effect on our business, financial condition and results of operations.

Our geographic concentration in Zhejiang Province presents certain risks that could adversely affect us.

We conduct our logistics and have our production facilities in Zhejiang Province, China.  Therefore, we are subject to risks specifically related to such region, including adverse economic effects on this region, natural disasters, local laws and regulations, including the discretion of provincial and regional price control authorities to authorize price adjustments for our products.  Because of our geographic concentration, these risks could have a material adverse effect on our business and could result in significant disruptions to our business or increased operating expenses. In addition, we rely on our warehouse located in No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC, to ship our products to our customers. If our warehouse was destroyed or shut down for any reason, we would incur significantly higher costs and delays associated with distribution of products during the time it takes us to reopen or replace our warehouse.

Our failure to retain and attract qualified personnel could harm our business.

We believe that our success depends in part on our ability to attract, train and retain qualified personnel.  Competition for qualified personnel is intense and we may not be able to hire sufficient personnel to achieve our goals or support the anticipated growth in our business. If we fail to attract and retain qualified personnel, our business will suffer.

If we are unable to protect our intellectual property from infringement, our business and prospects may be harmed.

The Company currently possesses 7 utility model patents 3 invention patent application and 3 patent licenses in the PRC.  Such patents have provided remarkable economic benefits to the Company in recent years.  Specifically, by applying the underlying technology noted in our patens to our production, the Company uses less material, increases productivity and preserves resources.  We also rely on trade secrets to protect our know-how and other proprietary information, including pricing, purchasing, promotional strategies, customer lists and/or suppliers lists. However, trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors or advisors may unintentionally or willfully disclose our information to competitors. In addition, confidentiality agreements, if any, executed by the foregoing persons may not be enforceable or provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, our enforcement efforts could be expensive and time-consuming, and the outcome is unpredictable. In addition, if our competitors independently develop information that is equivalent to our trade secrets or other proprietary information, it will be even more difficult for us to enforce our rights and our business and prospects could be harmed.  Litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the intellectual property rights of others. However, because the validity, enforceability and scope of protection of intellectual property rights in the PRC are uncertain and still evolving, we may not be successful in prosecuting these cases. In addition, any litigation or proceeding or other efforts to protect our intellectual property rights could result in substantial costs and diversion of our resources and could seriously harm our business and operating results. Furthermore, the degree of future protection of our proprietary rights is uncertain and may not adequately protect our rights or permit us to gain or keep our competitive advantage. If we are unable to protect our trade names, trade secrets and other propriety information from infringement, our business, financial condition and results of operations may be materially and adversely affected.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use our proprietary information and know-how without infringing third party intellectual property rights. As we increase sales of our products, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources, may have or may obtain intellectual property protection that may prevent, limit or interfere with our ability to make, use or sell our products in China. Moreover, the defense of intellectual property suits, including trademark infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our management personnel. Resolving intellectual property infringement claims may also require us to enter into license agreements. No assurances can be given that we would be able to obtain license agreements on commercially reasonable terms. A successful claim of intellectual property infringement could subject us to significant damages and may prevent us from manufacturing or selling the affected product.  Any of these events could have a material adverse effect on our profitability and financial condition.

We depend substantially on the continuing efforts of our executive officers, and our business and prospects may be severely disrupted if we lose their services.

Our future success is dependent on the continued services of the key members of our management team, including Zhu Jiangtu, Liu Chuanling (William), Hao Dongyang, Liu Tianhui and Zheng Zhongbing.  We do not maintain key man life insurance on any of our executive officers and directors.  If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all.  Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new management.  The process of hiring suitably qualified personnel is also often lengthy. If our recruitment and retention efforts are unsuccessful in the future, it may be more difficult for us to execute our business strategy.

We are subject to critical accounting policies and actual results may vary from our estimates.

We follow generally accepted accounting principles in the United States in preparing our financial statements. As part of the preparation of such financial reports, we must make many estimates and judgments concerning future events, which affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in our financial statements. We believe that these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in the future.

We may not be able to manage our expansion of operations effectively and failure to do so could strain our management, operational and other resources, which could materially and adversely affect our business and growth potential.

We have grown  since our inception and we anticipate continued expansion of our business to address growth in demand for our products, as well as to capture new market opportunities. The continued growth of our business has resulted in, and will continue to result in, substantial demands on our management, operational and other resources. In particular, we believe that the management of our growth will require, among other things:

•	our ability to expand our market reach in China and abroad;
•	our ability to continue to identify new customers and distribution channels;
•	our ability to control procurement cost, maintain raw material suppliers and optimize product pricing;
•	our ability to control operating expenses;
•	strengthening of financial and management controls;
•	increased marketing, sales and sales support activities; and
•	hiring, training and managing of new personnel, including sales personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

We may acquire other businesses or form alliances with third-parties, which could cause us to incur significant expenses and could negatively affect our profitability.

We may pursue acquisitions, mergers, and strategic alliances, as part of our business strategy. We may not complete these transactions in a timely manner, on a cost-effective basis, or at all, and may not realize the expected benefits. If we are successful in making an acquisition, the products that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. We may not be able to integrate acquisitions successfully into our existing business and could incur or assume significant debt and unknown or contingent liabilities. This may result in increased borrowing costs and interest expense.

We may need additional capital and may not be able to obtain it on acceptable terms or at all, which could adversely affect our liquidity and financial position; the issuance of additional equity would result in dilution to our shareholders.

We may need to raise additional capital if our expenditures exceed our current expectations due to changed business conditions or other future developments. Our future liquidity needs and other business reasons may require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or securities convertible or exchangeable to our equity securities would result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that restrict our operational flexibility. Our ability to raise additional funds in the future is subject to a variety of uncertainties, including:

•	our future financial condition, results of operations and cash flows;
•	general market conditions for capital-raising activities by lighting companies; and
•	economic, political and other conditions in China and elsewhere.

No assurances can be given that we will be able to obtain additional capital in a timely manner or on commercially acceptable terms or at all.

Future acquisitions are expected to be a part of our growth strategy, and could expose us to significant business risks.

One of our strategies is to grow our business through acquisition of other lighting companies. However, no assurances can be given that we will be able to identify and secure suitable acquisition opportunities. Our ability to consummate and integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and, to the extent necessary, our ability to obtain financing on satisfactory terms for larger acquisitions, if at all.

Moreover, if an acquisition candidate is identified, the third parties with whom we seek to cooperate may not select us as a potential partner or we may not be able to enter into arrangements on commercially reasonable terms or at all. The negotiation and completion of potential acquisitions, whether or not ultimately consummated, could also require significant diversion of management’s time and resources and potential disruption of our existing business. Furthermore, no assurances can be given that the expected synergies from future acquisitions will actually materialize. In addition, future acquisitions could result in the incurrence of additional indebtedness, costs, and contingent liabilities. Future acquisitions may also expose us to potential risks, including risks associated with:

•	the integration of new operations, services and personnel;
•	unforeseen or hidden liabilities;
•	the diversion of financial or other resources from our existing businesses;
•	our inability to generate sufficient revenue to recover costs and expenses of the acquisitions; and
•	the potential loss of, or harm to, relationships with employees or customers.

Any of the above could significantly disrupt our ability to manage our business and materially and adversely affect our business, financial condition and results of operations.

If our current or new lighting  products do not achieve greater market acceptance, or if alternative technologies are developed and gain market traction, prospects for our growth and profitability would be limited.

Our future success depends on increased market acceptance of energy efficient lighting products. Potential customers for energy efficient lighting systems may be reluctant to adopt such systems as an alternative to traditional lighting technology because of its higher initial cost and relatively low light output per unit in comparison with the most powerful traditional lighting devices. In addition, our potential customers may have substantial investments and know-how related to their existing lighting technologies, and may perceive risks relating to the novelty, complexity, reliability, quality, usefulness and cost-effectiveness of certain of our energy efficient products when compared to other lighting sources available in the market. If acceptance of new energy efficient lighting product does not increase significantly, then opportunities to grow our revenues and operate profitably would be limited. Moreover, if effective new sources of light other than our current or newly developed lighting products are developed, our prospective products and current technologies could become less competitive or obsolete. Any of these factors could have a material and adverse impact on our growth and profitability.

The technology used in the lighting industry continues to change rapidly and if we are unable to modify our products to adapt to future changes in the lighting industry, we will be unable to attract or retain customers.

The lighting industry has been characterized by a rapid rate of development of new technologies and manufacturing processes, rapid changes in customer requirements, frequent product introductions and ongoing demands for greater functionality. Our future success will likely depend on our ability to develop new products and to adjust our product specifications in response to these developments in a timely manner. If our development efforts are not successful or are delayed, or if our newly developed products do not achieve market acceptance, we may be unable to attract or retain customers and our operating results could be harmed.

Our efforts to develop new products involve several risks, including:

•	our ability to anticipate and respond in a timely manner to changes in customer requirements;

•	the significant research and development investment that we may be required to make before market acceptance of a particular new or enhanced product;

•	the possibility that the lighting industry may not accept our products after we have invested a significant amount of resources in development; and

•	competition from new technologies, processes and products introduced by our current or future competitors.

We may be subject to numerous environmental laws and regulations, which could expose us to environmental liabilities,  increase our manufacturing and related compliance costs or otherwise adversely affect our business and operating results.

We may be subject to a variety of national, foreign, state and local laws and regulations governing the protection of the environment. These environmental laws and regulations include those relating to the use, storage, handling, discharge, emission, disposal and reporting of toxic, volatile or otherwise hazardous materials used in our manufacturing processes. These materials may have been or could be released into the environment at properties operated by us, at other locations during the transport of the materials, or at properties to which we send substances for treatment or disposal. If we were to violate or become liable under environmental laws and regulations or become non-compliant with permits required at some of our planned facilities, we could be held financially responsible and incur substantial costs, including investigation and cleanup costs, fines and civil or criminal sanctions, third-party property damage or personal injury claims. In addition, new laws and regulations or stricter enforcement of existing laws and regulations could give rise to additional compliance costs and liabilities.

Our products could contain defects or they may be installed or operated incorrectly, which could result in claims against us or reduce sales of those products.

Despite quality control testing by us, there are no guarantees that errors have not occurred or will not occur in the future in our existing or future products. This could result in, among other things, a delay in the recognition or loss of revenue, loss of market share or failure to achieve market acceptance. These defects could cause us to incur significant warranty, support and repair costs, divert the attention of our personnel from our product development efforts and harm our relationship with our customers. The occurrence of these problems could result in the delay or loss of market acceptance of our lighting products and would likely harm our business.  Defects, integration issues or other performance problems in our lighting products could result in personal injury or financial or other damages to end-users or could damage market acceptance of our products. Our customers and end-users could also seek damages from us for their losses. A product liability claim brought against us, even if unsuccessful, would likely be time-consuming and costly to defend.

Variations in our production yields and limitations in the amount of process improvements we can implement could impact our ability to reduce costs and could cause our margins to decline and our operating results could suffer.

A significant portion of our products are manufactured using technologies that are highly complex, and the number of usable items, or yield, from our production processes may fluctuate as a result of many factors, including but not limited to the following:

•	variability in our process repeatability and control;

•	contamination of the manufacturing environment;

•	equipment failure, power outages or variations in the manufacturing process;

•	lack of consistency and adequate quality and quantity of piece parts and other raw materials;

•	losses from broken components or parts, inventory shrinkage or human errors;

•	defects in packaging; and

•	any transitions or changes in our production process, planned or unplanned.

Any difficulties that we experience in achieving acceptable yields on new products may adversely affect our operating results, and we cannot predict when they may occur or their severity. In some instances, we may offer products for future delivery at prices based on planned yield improvements or increased cost efficiencies from other production advances. Failure to achieve these planned improvements or advances could significantly affect our margins and operating results.

We believe that mandatory and voluntary certification and compliance issues are critical to adoption of our lighting systems, and failure to obtain such certification or compliance would harm our business.

We are required to comply with certain legal requirements governing the materials in our products. Although we are not aware of any efforts to amend any existing legal requirements or implement new legal requirements in a manner with which we cannot comply, our revenue might be materially harmed if such an amendment or implementation were to occur.

Moreover, although not legally required to do so, we strive to obtain certification for substantially all our products. Where appropriate in certain jurisdictions, we seek to obtain national or regional certifications for our products. Although we believe that our broad knowledge and experience with electrical codes and safety standards have facilitated certification approvals, we cannot ensure that we will be able to obtain any such certifications for our new products or that, if certification standards are amended, that we will be able to maintain any such certifications for our existing products, especially since existing codes and standards were not created with our lighting products in mind. Moreover, although we are not aware of any effort to amend any existing certification standard or implement a new certification standard in a manner that would render us unable to maintain certification for our existing products or obtain ratification for new products, our revenue might be materially harmed if such an amendment or implementation were to occur.

We are subject to market risk through our sales to international markets.

A portion of our sales are derived from international markets. These operations are subject to risks that are inherent in operating in foreign countries, including the following:

•	foreign countries could change regulations or impose currency restrictions and other restraints;

•	changes in foreign currency exchange rates and hyperinflation or deflation in the foreign countries in which we operate;

•	exchange controls;

•	some countries impose burdensome tariffs and quotas;

•	political changes and economic crises may lead to changes in the business environment in which we operate;

•	international conflict, including terrorist acts, could significantly impact our financial condition and results of operations; and

•	economic downturns, political instability and war or civil disturbances may disrupt distribution logistics or limit sales in individual markets.

No assurance can be given that we will be able to continue selling our products in any of the foreign countries in which we currently do business.  Any of the above-mentioned factors could detrimentally affect our sales, and impact our financial condition and results of operations.

We intend to make significant investments in research and development and new lighting products that may not be profitable.

Companies in our industry are under pressure to develop new designs and product innovations to support changing consumer tastes and regulatory requirements.  We have engaged in research and development activities and we believe that substantial additional research and development activities are necessary to allow us to offer technologically-advanced products. We expect that our research and development budget will increase significantly as we attempt to create new products and as we have access to additional working capital to fund these activities.  Research and development and investments in new technology are inherently speculative and commercial success depends on many factors including technological innovation, novelty, service and support, and effective sales and marketing.

We may not achieve significant revenue from new product and service investments for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may be minimal.

A small number of customers account for a large percentage of our sales, and the loss of any one of them as a customer would substantially harm our financial results..

Sales to our two largest customers, Charming Sourcing and Inspection in Brazil and Nigbo Klite Electric Manufacture Co., Ltd. in the PRC,  accounted in the aggregate for approximately 41% and 22%, respectively, of our sales in the fiscal year ended December 31, 2010. Our ability to retain these major customers is therefore important to our continued success. There is however no assurance that these customers will continue to purchase our products at the current levels in the future. There is also no assurance that we will be able to decrease our dependence on these major customers over time. Under present conditions, if these major customers cease or reduce significantly their purchase of our products and we are unable to obtain substitute orders of comparable size from other existing or new customers, there will be a material effect on our financial performance, liquidity and prospects.

We currently depend exclusively on indirect sale channels, including distributors and agents used by our customers, and have no control over the distribution of our products to end-users, and the failure of any of these indirect sales channels could cause our revenue to decline and harm our business.

In our current distribution model, as an original equipment manufacturer, or OEM, we do not sell our products under our own brand name and we rely significantly upon the efforts of indirect sales channels, including the independent distributors and agents of our customers to supply end users with our products.  We cannot control how these sales channels perform and cannot be certain that we or end-users will be satisfied by their performance. If our customers change the terms of their agreements with their distributors and agents who sell our products, or change their historical pattern of ordering products from us, there could be a significant impact on our revenue and profits.

Risks Related to Our Corporate Structure

Transactions among our affiliates are subject to scrutiny by the PRC tax authorities and a finding that we or any of our consolidated entities owe additional taxes could have a material adverse impact on our net income and the value of an investment in our common stock.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our consolidated entities are challenged by the PRC tax authorities to be not on an arm’s-length basis, or to result in an unreasonable reduction in our PRC tax obligations, the PRC tax authorities have the authority to disallow our tax deduction claims, adjust the profits and losses of our respective PRC consolidated entities and assess late payment fees and other penalties. Our net income may be materially reduced if our tax liabilities increase or if we are otherwise assessed late payment fees or other penalties.

PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate. Our failure to obtain the prior approval of the listing and trading of our common stock could have a material adverse effect on our business, operating results, reputation and trading price of our common stock.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect September 8, 2006.  Among other things, the Revised M&A Regulations include provisions that purport to require that an offshore special purpose vehicle, or “SPV,” formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. We believe that (i) JGP was incorporated as a foreign owned enterprise and that there was no acquisition of the equity or assets of a “PRC domestic company” as such term is defined under the Revised M&A Regulations and (ii) that no provision in the Revised M&A Regulations clearly classifies the contractual arrangements between JGP and Joinan as a type of transaction falling within such rules. Therefore, we were and are not required to obtain the approval of CSRC under the Revised M&A Regulations in connection with the Exchange Transaction.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for the Exchange Transaction, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. Also, if the CSRC later requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the Revised M&A Regulations. It is anticipated that application of the rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure that our domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the rules, we may need to expend significant time and resources to maintain compliance.

We conduct of our business primarily through contractually controlled PRC operating entities, and our control of the day-to-day operations of such PRC entities pursuant to contracts, to comply with Chinese law,, may not be as effective as conducting business through direct equity ownership of such PRC entities due to uncertainties with respect to the PRC legal system which could materially and adversely affect our results of operations.

We conduct our business primarily through our contractually controlled PRC operating entities. PRC laws and regulations govern our operations in the PRC. Our contractually controlled PRC operating entities are generally subject to laws and regulations applicable to foreign investments in the PRC and, in particular, laws applicable to wholly foreign-owned enterprises (“WFOEs”). Although members of our executive management team and our shareholders include the executive officers and owners of our contractually controlled PRC operating entities, because we do not directly own our contractually controlled PRC operating entities, we may encounter problems enforcing our rights to control the business affairs and day-to-day operations of such entities. If we find it necessary to take legal action in the PRC to enforce our rights under our contracts with the PRC operating entities, we will be subject to the uncertainties of the PRC legal system, where prior court decisions have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in PRC. However, the PRC has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation, if any, of these policies and rules until sometime after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention. Accordingly, notwithstanding our contractual control over our PRC operating entities, such control may not be as effective as if we conducted our business through direct equity owned PRC entities which could materially and adversely affect our results of operations.

Our contractual arrangements with Joinan and their shareholders may not be as effective in providing control over these entities as direct ownership.

We have no equity ownership interest in Joinan as we rely on the contractual arrangements of the VIE agreements to control and operate Joinan. These contractual arrangements may not be as effective in providing control over Joinan as direct ownership. For example, Joinan could fail to take actions required for our business or fail to pay dividends to JGP despite its contractual obligation to do so. If Joinan fails to perform its obligation under the VIE agreements, we may have to rely on legal remedies under PRC law, which may not be effective.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Primarily all of our business operations are conducted in China and a majority of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the degree of government involvement;
•	the level of development;
•	the growth rate;
•	the control of foreign exchange;
•	access to financing; and
•	the allocation of resources.

While the Chinese economy has grown significantly in the past 25 years, the growth has been uneven, both geographically and among various sectors of the economy.  The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us.  The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.  Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, governmental control over capital investments or changes in tax regulations applicable to us, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to decrease the growth rate of specific segments of China’s economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of our stockholders’ investment.

New labor laws in the PRC may adversely affect our results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law. The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

If political relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing U.S. capital markets.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

Uncertainties with respect to the PRC legal system could limit the protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system in the United States, prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. We conduct all of our business through our subsidiary established in China. Thus we are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. However, since many laws, rules and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of Chinese administrative and court proceedings and the level of legal protection we enjoy in China than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, customers and suppliers. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the Chinese pharmaceutical industry and retail industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and our investors. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The fluctuation of foreign currency exchange rates could materially impact our financial results.

Since we conduct our operations in China, our business is subject to foreign currency risks, including currency exchange rates fluctuations and difficulties in converting Renminbis into U.S. dollars.  The exchange rates between the Renminbi and the U.S. dollar, Euro and other foreign currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition and results of operations.

Because our assets are located outside of the United States and all of our directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on United States federal securities laws or any United States court judgments against us and our officers and directors.

Our operating company and all of our assets are located in the PRC.  In addition, all of our directors and officers reside outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or PRC and, even if civil judgments are obtained in United States courts, to enforce such judgments in PRC courts.  Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States federal securities laws or other United States laws.

Restrictions under PRC law on our PRC operating subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC operating subsidiary, Joinan.  However, PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital.  Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends.  Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All of Joainan’s sales revenue and expenses are denominated in RMB.  Under PRC law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.  Currently, our PRC operating subsidiary may purchase foreign currencies for settlement of current account transactions, including payments of dividends to the Company, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements.  However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future.  Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE.  In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts.  These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

There are significant uncertainties under the EIT relating to the withholding tax liabilities of JGP, and dividends payable by JGP to FGL may not qualify to enjoy the treaty benefits.

Under the EIT and its implementing rules, the profits of a foreign invested enterprise which are distributed to its immediate holding company outside the PRC will be subject to a withholding tax rate of 10%. Pursuant to a tax arrangement between Hong Kong and the PRC, such rate may be lowered to 5% if a Hong Kong resident enterprise owns over 25% of a PRC company. JGP is currently wholly-owned by FGL. However, the 5% withholding tax rate does not automatically apply and approvals from competent local tax authorities are required before an enterprise can enjoy any benefits under the relevant taxation treaties. Moreover, according to the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, for a tax treaty to be applicable, certain requirements must be satisfied, including: (1) the taxpayer must be the beneficial owner of the relevant dividends; (2) for corporate recipients to enjoy the favorable tax treatment under the tax treaty as direct owners of a PRC enterprise, such corporate recipients must satisfy the direct ownership thresholds at all times during the 12 consecutive months preceding the receipt of the dividends. On August 24, 2009, the State Administration of Taxation issued the Administrative Measures for Non-resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), which became effective on October 1, 2009, requiring non-resident enterprises to obtain an approval from the competent tax authority in order to enjoy the treatments under tax treaties. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, enterprises or other organizations normally engaged in substantive operations, and set forth certain adverse factors on the recognition of such “Beneficial Owner.” JGP has not yet applied for such approvals because it has not declared or paid dividends, and does not intend to declare or pay dividends. JGP will apply for such approvals when it intends to declare and pay dividends. There is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received by FGL from JGP.

Changes in economic conditions and consumer confidence in China may influence the industry in which we operate, consumer preferences and spending patterns.

Our business and revenue growth primarily depend on the size of the retail market of lighting products in China. As a result, our revenue and profitability may be negatively affected by changes in national, regional or local economic conditions and consumer confidence in China. We are susceptible to changes in economic conditions, consumer confidence and customer preferences of the Chinese population. External factors beyond our control that affect consumer confidence include unemployment rates, levels of personal disposable income, national, regional or local economic conditions, natural disasters, extreme weather conditions, disease outbreaks and acts of war or terrorism. Changes in economic conditions and consumer confidence could adversely affect consumer preferences, purchasing power and spending patterns.  In addition, natural disasters, extreme weather conditions, disease outbreaks and acts of war or terrorism may cause damage to our facilities, disrupt the supply of the products we offer or adversely impact consumer demand. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to our Common Stock and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).  Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities.  As of November 30, 2010, the management of the Company assessed the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments.  Management concluded, as of the year ended November 30, 2010, that its internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP rules.  Management realized there were deficiencies in the design or operation of our internal control that adversely affected our internal controls which management considers to be material weaknesses including those described below:

i)
We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii)
We do not have an audit committee or an independent audit committee financial expert. While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

iii)
We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting.  Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

iv)
We lack personnel with formal training to properly analyze and record complex transactions in accordance with U.S. GAAP. Our current Chief Financial Officer has a PhD in accounting and has 13 years of experience in the accounting field, including holding a position as a Finance Manager for a U.S. based company in Shanghai, China where he prepared financial statements in accordance with U.S. GAAP. Additionally, he has taught accounting courses in the PRC comparing PRC GAAP and U.S. GAAP. While he has no prior formal training in U.S. GAAP, he, in addition to our other personnel responsible for preparing and reviewing our financial statements are actively training in U.S. GAAP through certain certified public accounting firms in the PRC.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

Our common stock is not listed on any stock exchange and there is no established market for shares of our common stock.  Even if a market for our common stock develops, our common stock could be subject to wide fluctuations.

Our common stock is not listed on any stock exchange.  Although our common stock is quoted on the OTCBB, there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCBB.  Even if the shares of our common stock may in the future trade on the OTCBB, the liquidity and price of our common stock is expected to be more limited than if such securities were quoted or listed on a national exchange.  No assurances can be given that an active public trading market for our common stock will develop or be sustained.  If trading of our securities commences on the OTCBB, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in bulletin board stocks and certain major brokerage firms restrict their brokers from recommending bulletin board stocks because they are considered speculative, volatile and thinly traded. Lack of liquidity will limit the price at which stockholders may be able to sell our common stock.

Even if our common stock will in the future trade on the OTCBB, the price of such common stock could be subject to wide fluctuations, in response to quarterly variations in our operating results, announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities.  Such risks could have an adverse affect on the stock’s future liquidity.

We expect to experience volatility in our stock price, which could negatively affect shareholders’ investments.

While our common stock is not currently traded, if and when there is an active trading market, the market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock”, such as our common stock, has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

We do not anticipate paying any dividends in the foreseeable future.  If and when we decide to pay dividends, any dividends or proceeds from liquidation will be subject to the approval of the relevant Chinese government agencies.

We currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, stockholders should not rely on an investment in our securities if they require dividend income. Our assets are located inside China. Under the laws governing foreign-invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. If and when made, any dividend payment will be subject to the decision of the board of directors of our Chinese operating company, Joinan, and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock.” The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $4.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

The elimination of monetary liability against our directors, officers and employees under Colorado law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and stockholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Colorado law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup.  These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and stockholders.

DESCRIPTION OF PROPERTY

A description of our physical properties is as follows:

Owner	Location	Building No.	Total Floors	Construction Area (m2)	Use
Zhejiang Joinan Lighting Co., Ltd.	7 Xingong Road, Jiangdong, Jiangshan City	18-1	1	3398.05	Industrial
Zhejiang Joinan Lighting Co., Ltd.	7 Xingong Road, Jiangdong, Jiangshan City	18-2	1	1026.01	Industrial
Zhejiang Joinan Lighting Co., Ltd.	7 Xingong Road, Jiangdong, Jiangshan City	18-3	1	1281.13	Industrial
Zhejiang Joinan Lighting Co., Ltd.	7 Xingong Road, Jiangdong, Jiangshan City	18-4	1	1153.57	Industrial
Zhejiang Joinan Lighting Co., Ltd.	7 Xingong Road, Jiangdong, Jiangshan City	18-5	1	1281.13	Industrial

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize selected consolidated financial data regarding the business of Joinan and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated pro forma financial statements of the Company and the related notes included with those financial statements.  The summary consolidated financial information has been derived from the unaudited consolidated financial statements for CGL and its subsidiaries for the years ended December 31, 2010 and 2009.  All monetary amounts are expressed in U.S. dollars unless otherwise indicated.

Historical Financial Performance of Joinan

The following represents the past financial performance for Joinan as of and for the years ended December 31, 2010 and 2009.

	Year Ended December 31, 2010	Year Ended December 31, 2009
Income Statement Data:
Sales	$14,378,122	$6,214,988
Cost of sales	11,547,533	5,699,970
Gross profit	2,830,589	515,017
Selling, general and administrative expenses, and others	822,442	413,470
Income from operations	2,008,147	101,547
Interest income	30,952	846
Other income	32,545	36,515
Interest expense	(67,220)	(51,592)
Income before tax	2,004,423	87,316
Income tax	268,244	3,206
Net income	$1,736,179	$84,110

	As of December 31,
	2010	2009

Balance Sheet Data:
Cash and cash equivalents	$675,572	$378,273
Working capital	884,308	(791,430)
Total assets	7,179,104	5,577550
Total long-term debt	0	0
Total stockholders’ equity	$2,148,944	$363,016

	Year ended December 31,	Year ended December 31,
	2010	2009
Cash Flow Data:
Net cash (used in) provided by operating activities	$449,445	$400,691
Net cash provided by (used in) investing activities	(187,685)	55,409
Net cash provided by (used in) financing activities	0	0
Net (decrease) increase in cash and cash equivalents	$279,299	$345,499

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of CGL and its subsidiaries for the fiscal years ended December 31, 2010 and 2009 should be read in conjunction with the Summary Selected Consolidated Financial Data and the consolidated financial statements of CGL, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

The Company is engaged in the manufacture and sale of lighting devices, inverters and their components, as well as the import and export of such products.  The Company specializes in lighting electrical appliances in Jiangshan City, Zhejiang Province, PRC.  In the last two years, Joinan has sold its products to 36 customers and in approximately 40 countries.

Our management’s discussion and analysis of our financial condition and results of operations are only based on Joinan’s current business and operations.  Our previous results of operations are immaterial and will not be included in the discussion below.  Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and income and taxation.

Comparison of the Years Ended December 31, 2010 and 2009

Sales

Joinan’s sales of for the year ended December 31, 2010 totaled US$14,378,122, an increase of 131.35% from US$6,214,988 for the year ended December 31, 2009.  This increase in sales was primarily due to our enlarged production capacity and increased orders from our customers.

Cost of sales

Cost of sales for the year ended December 31, 2010 were US$11,547,533 and consist primarily of raw material, direct labor and overhead. Cost of sales increased US$5,847,563, or 102.59%, from for the year ended December 31, 2009.  This increase in cost of sales was primarily due to the increase in sales.

Gross profit

Gross profit for the year ended December 31, 2010 was US$2,830,589, an increase of US$2,315,572, or 449.61%, from US$515,017 for the year ended December 31, 2009. This increase in gross profit was primarily due to the increase in sales and increased efficiency in production.

Selling, general and administrative expenses, and others

Joinan’s selling, general and administrative expenses for the year ended December 31, 2010 increased by US$ 408,972, or 98.91%, for the year ended December 31, 2009. This increase in selling, general and administrative expenses was primarily due to an increase in our administrative and marketing departments, increased marketing activities and increased research and development expenses.

Net income

Net income increased to US$1,736,179  for the year ended December 31, 2010 from US$84,110 for the year ended December 31, 2009, an increase of US$1,652,069, or 1964.18%. This increase was primarily due to the increase in sales.

Effects of foreign currency translation conversion

Joinan recognized a gain of US$49,749 on the effects of foreign currency conversion for the year ended December 31, 2010, compared to a gain of US$13,774 during the comparable prior year period. This change is due to differences in exchange rates used during the periods for converting from Joinan’s functional currency of Renminbi to U.S. dollars for financial reporting purposes.

Comprehensive income

Joinan’s comprehensive income increased by 1724.55% from US$1,785,928 for the year ended December 31, 2010  to US$97,883 for the year ended December 31, 2009. The increase is attributable to the increase in net income.

Liquidity and Capital Resources

Overview

As of December 31, 2010, Joinan had cash and equivalents on hand of US$884,308, and working capital of US$972,442. Joinan believes that its cash on hand and working capital will be sufficient to meet its anticipated cash requirements through December 31, 2011.  If Joinan does not meet its revenue objectives over that period, the Company may need to sell additional equity securities, which could result in dilution to current stockholders, or seek additional loans.  The incurrence of indebtedness would result in increased debt service obligations and could require the Company to agree to operating and financial covenants that would restrict its operations. Financing may not be available in amounts or on terms acceptable to the Company, if at all.  Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Substantially all of our revenues are earned by Joinan, our PRC subsidiary.  However, PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to their offshore parent company.  Pursuant to the law of PRC on foreign-capital enterprises, when Joinan decides to distribute profits, reserve funds and bonus and welfare funds for workers and staff members shall be withdrawn from the profits after a foreign-capital enterprise has paid income tax in accordance with the provisions of the Chinese tax law.  The proportion of reserve funds to be withdrawn shall not be lower than 10% of the total amount of profits after payment of tax; the withdrawal of reserve funds may be stopped when the total cumulative reserve has reached 50% of the registered capital.  The proportion of bonus and welfare funds for workers and staff members to be withdrawn shall be determined by the foreign-capital enterprise of its own accord. Companies may be subject to a fine up to 5,000 RMB as a result of non-compliance of such rules.  The registered capital of Joinan is RMB3,000,000. (approximately USD$462,108).  Shareholders of Joinan have already accrued 10% of the total amount of profits after payment of taxes of $172,216 for the year ended December 31, 2010.

Our cash needs are primarily for working capital to support our operations, the purchase of inventory and future strategic acquisitions.  We presently finance our operations through revenue from the sale of our products and services, and short-term bank borrowings.  As of December 31, 2010, we had an outstanding bank loan from a local PRC bank in the amount of US$1,207,967, with an annual interest rate of 6.26%, with $754,979 due May 26, 2011 and $452,988 due December 18, 2011. We believe that our existing capital resources are sufficient to meet our current obligations and operating requirements, but will not be sufficient to meet our more aggressive growth and acquisition plans and that we will need to raise additional capital in the next 12 months.  In order to meet our planned strategic two to four acquisitions, we estimate requiring US$3,000,000 in capital.  We will consider debt or equity offerings or institutional borrowing as potential means of financing, however, there are no assurances that we will be successful or that we will obtain terms that are favorable to us.

Net cash provided by (used in) operating activities

Net cash provided by operating activities for the year ended December 31, 2010 was US$449,445, compared to net cash used in operating activities of US$400,691 for the year ended December 31, 2009.  This increase in cash used in operating activities was primarily due to an increase in sales.

Net cash provided by (used in) investing activities

Net cash used in investing activities for the year ended December 31, 2010 was US$187,685, compared to net cash used in investing activities for the year ended December 31, 2009 of US$55,409.

Net cash provided by financing activities

Net cash provided by financing activities for the year ended December 31, 2010 was US$Nil.  Cash used in financing activities for the year ended December 31, 2009 was US$Nil.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

The following table outlines payments due under our significant contractual obligations over the periods shown, exclusive of interest:

Payments due by Period
Contractual Obligations	Less than	One to	Three to	More Than
At December 31, 2010	One Year	Three Years	Five Years	Five Years	Total
Operating Lease Obligations(1)	$5,184	$211	$-	$-	$5,396
Long-Term Debt Obligations	$-	$-	$-	$-	$-
Capital Expenditure Obligations	$-	$-	$-	$-	$-
Purchase Obligations	$-	$-	$-	$-	$-
Other Long-Term Liabilities	$-	$-	$-	$-	$-

 (1) As of December 31, 2010, Joinan had commitments under certain operating leases requiring annual minimum rentals as noted in the above table.  The leased properties are principally located in the PRC and are used for employee dormitory purposes. The terms of these operating leases vary from one to two years. Pursuant to the contracts, when they expire, the Joinan has the right to extend them with new negotiated prices.

As of December 31, 2010, Joinan did not have any long-term debt or purchase obligations.

Off-Balance Sheet Arrangements

Joinan has not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. Joinan has not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, Joinan does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Joinan does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or engages in leasing, hedging or research and development services with it.

Critical Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates used in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Certain of the Company’s accounting policies require higher degrees of professional judgment than others in their application. These include the cost allocation, the allowance for doubtful accounts, depreciation and impairment of fixed assets, and income tax. Management evaluates all of its estimates and judgments on an on-going basis.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued the ASU No. 2010-06 - Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This Update amends ASC 820 subtopic 10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends ASC 820 subtopic 10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. We do not expect that the adoption of this guidance will have a material impact on our consolidated financial statements.

In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, The FASB issuance of ASU 2010-17, Revenue Recognition – Milestone Method (Topic 605) allows the company to elect whether this method is going to be used. The Company does not expect material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial statements of the Company.

In December 2010, the FASB issuance of ASU 2010-28 entitled When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero for Negative Carrying Amounts” required an entity to perform the Step 2 of the goodwill impairment test when the carrying amount of the reporting unit is either zero or negative. We believe the adaption of this guidance does not have a material effect on the financial statements of the Company. .

In December 2010, the FASB issued ASU 2010-29, Business Combinations (Topic 805) Disclosure of Supplementary Pro Forma Information for Business Combinations The Company does not expect material impact upon the adoption of this standard on the Company’s consolidated financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Exchange Transaction

The Company had one class of its stock outstanding, its common stock.  The following table sets forth certain information as of May 9, 2011 prior to the closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of May 9, 2011, there were 22,225,200 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers
Chris Zueger(3) 3176 South Peoria Ct. Aurora, CO 80014	21,000,000	94.5%

Theresa Krystofiak(2) 3176 South Peoria Ct. Aurora, CO 80014	25,000	0.001%

All Officers and Directors as a Group	21,025,000	94.5%

5% Stockholders
None.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)
As a condition of the closing of the Exchange Agreement, Ms. Krystofiak resigned from her positions as a Secretary and as a director on the Registrant’s Board of Directors effective as of May 13, 2011.

(3)
As a condition of the closing of the Exchange Agreement, Mr. Zueger resigned from his positions as Chief Executive Officer, Chief Financial Officer and Treasurer effective as of May 13, 2011, and as a director pending the effectiveness of the Registrant’s Schedule 14F-1 filing.

Security Ownership After Exchange Transaction

The following table sets forth certain information as of May 13, 2011, after giving effect to the Closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock and Series A Convertible Preferred Stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock or Series A Convertible Preferred Stock.  As of May 13, 2011, after giving effect to the Closing of the Exchange Transaction, there were 300,000 shares of common stock outstanding and 39,900 shares of our Series A Preferred Stock outstanding.  One share of Series A Convertible Preferred Stock is convertible into 1000 shares of common stock.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock and Series A Convertible Preferred Stock indicated.

Common Stock

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers
Zhu Jiangtu Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Liu Chuanling Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Hao Dongyang Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Liu Tianhui Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Zheng Zhongbing Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

All Officers and Directors as a Group	-	-

5% Stockholders
None.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Series A Convertible Preferred Stock

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers
Zhu Jiangtu Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	13,720	34.4%

Liu Chuanling Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Hao Dongyang Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Liu Tianhui Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

Zheng Zhongbing Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	-	-

All Officers and Directors as a Group	13,720	34.3%

5% Stockholders
Wang Huanyong Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	7,840	19.5%

Wang Lixia Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC	17,640	44.2%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

DIRECTORS AND EXECUTIVE OFFICERS

Current Officers and Directors:

Name	Age	Position	Since
Zhu Jiangtu	45	Chairman of the Board, Director	2011
Liu Chuanling (William)	50	Chief Executive Officer, Director	2011
Hao Dongyang	34	Chief Financial Officer, Director	2011
Liu Tianhui	35	General Manager	2011
Zheng Zhongbing	40	Technical Director	2011

Zhu Jiangtu, Chairman of the Board, Director

Zhu Jiangtu graduated from China University of Mining and Technology in 1992.  Mr. Zhu was once a member of the Chinese People’s Political Consultative Conference in Jiangshan City and the former general manager of Zhejiang Sanyou Electronics Co., Ltd. between December 1994 and January 2007. Under the leadership of Mr. Zhu, Sanyou Electronics grew to one of the world’s largest manufacturers of energy-saving lamps.  Sanyou was acquired by NVC Lighting. Mr. Zhu has extensive experience in product integration and created various operating subsidiaries in Sanyou during his tenure.

Liu Chuanling (William), Chief Executive Officer, Director

Prior to his engagement with Joinan, from July 2010 to January 2011, Mr. Liu was a Special Assistant to the Chairman of Advanced Optronic Devices (Weifang) Co., Ltd., where his responsibilities included strategic management, investment management and administration.  From April 2005 to June 2010, Mr. Liu was a senior counsel to Jesa Investment and Management Consulting Co.,  where his responsibilities included project planning, negotiation and providing investment advice.  In addition, while employed with Jesa, Mr. Liu was actively involved in the planning and transformation of the Wuxing Economic Development Zone, in Hanzou City, PRC.  Further, from August 1998 to March 2005, Mr. Liu was assistant to the Chairman, General Manager and worked in the Strategic Management Department of Shenyang Hejin Investment Co. Ltd. (Delong Group), in Shanghai, PRC.  Mr. Liu has also previously held the following positions - General Manager (October 2002 to March 2005) of Nanjing No. 2 Machine Tool Col, Ltd. (Delong Group); Vice General Manager (January 200 to September 2002) of Suzhou Blackcat Machinery Co., Ltd. (Delong Group); and Vice General Manager and Chief Financial Officer (August 1998 to January 2000) of Shanghai Star Enterprise Co., Ltd. (Delong Group).

Mr. Liu graduated from the China University of Petroleum in 1982 with a Master of Science in Mathematics.  In 1998, Mr. Liu received a Master of Science in Industrial Management Engineering from the Beijing Institute of Technology.  He served as the Vice Dean of the School of Economic and Management of Liaoning Shihua University in the PRC.

Hao Dongyang, Chief Financial Officer, Director

Prior to joining Joinan, Mr. Hao served as the Financial Controller of Shanghai TV University, a position he held from July 2005 to May 2010.  Prior to his engagement with Shanghai TV University, Mr. Hao worked as an accountant with the North Industries Group - Northwest Industries Part from October 2003 to February 2005 in the PRC.  He was also a section member of the Henan Pingdingshan Administration of Industry and Commerce in the PRC from March 1999 to July 2002.

Mr. Hao holds a Ph.D. in Accounting from the Antai College of Economics & Management, Shanghai Jiao Tong University.  He obtained a Masters in Accounting from the Management School of Xi'an Jiao Tong University in 2005 and obtained a Bachelors Degree in Accounting from the Accounting Department, Henan University of Economics and Law in the PRC in 1998.

Other Key Management

Liu Tianhui, General Manager

Liu Tianhui graduated from Nanchang University with a major in electronics application in 1998. Mr. Liu has extensive experience in a management capacity of an electronics production facilities, including service as a Manager in the electronic manufacturing department of Qingdao Auya Electronic Co., Ltd. from 2000 to 2003, service as a Vice Manager of Shanghai Zhejia Electronic Co., Ltd. from 2004 to 2006, and service as a General Manager of Zhejing Joinan Lighting Co., Ltd. since 2007.

Zheng Zhongbing, Technical Director

Mr. Zheng Zhongbing graduated from Fudan University with a major in electrical lighting source in 1993.  He has extensive experience in the development and management of technology in the lighting industry.  He served as technical manager in Shanghai Ganhui Energy-saving Lighting Factory from June 1993 to June 1997, technical manager at  Shanghai Viva Home Improvement Co., Ltd. from July 1997 to April 2002, Vice Manager of Shanghai Viva Green Lighting Co., Ltd. from May 2002 to July 2006, General Manager of Shanghai Fengcuiming Lighting Co., Ltd. from August 2006 to December 2009, and Technical Director at Zhejiang Joinan Lighting Co., Ltd. since July 2010.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s stockholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Colorado Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Colorado Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended November 30, 2010.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Colorado Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the board.  Neither our current nor proposed directors are independent directors as defined in the NASD listing standards.

After the change in the Board of Directors, it is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 delivered to us as filed with the Securities Exchange Commission, our executive officers and directors, and persons who own more than 10% of our Common Stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act for the fiscal year ended November 30, 2010, except that Mr. Zueger and Ms. Krystofiak each filed a late Form 3 relating to their respective appointments as officers and directors of the Company and shareholders of our common stock.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders.  If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Zhejiang Joinan Lighting Co., Ltd, No. 18, Seventh Xinggong Road, Jiangdong District, Jiangshan City, PRC.

Board Leadership Structure and Role on Risk Oversight

Liu Chuanling currently serves as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Exchange Transaction, it is anticipated that the Board of  Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director, officer or employee received compensation during the Registrant’s last fiscal year.

Executive Compensation - New Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from Joinan during the fiscal years ended December 31, 2010 and 2009 by the executive officers of Joinan and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Zhu Jiangtu, Chairman	2010	$1,595	$16,131	-	-	-	-	$17,726
	2009	$1,581	$15,811	-	-	-	-	$17,392
Liu Chuangling, CEO	2010	$798	8,066	-	-	-	-	$8,864
	2009	-	-	-	-	-	-	-
Hao Dongyang, CFO	2010	-	-	-	-	-	-	-
	2009	-	-	-	-	-	-	-
Liu Tianhui, General Manager	2010	$1,595	$16,131	-	-	-	-	$17,726
	2009	$1,581	$15,811	-	-	-	-	$17,392
Zheng Zhongbing, Technical Director	2010	$798	$8,066	-	-	-	-	$8,864
	2009	-	-	-	-	-	-	-

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

The Company is party to an employment agreement with Liu Chuanling with a term of two years beginning July 3, 2010 through July 2, 2012.  Liu Chuanling is entitled to a basic compensation of RMB900 (approximately $140) per month.  A copy of Liu Chuanling’s Labor Contract is attached hereto as Exhibit 10.1.

The Company is party to an employment agreement with Liu Tianhui with a term of two years beginning Jan. 6, 2011 to Jan. 6, 2013.  Liu Tianhui is entitled to a basic compensation of RMB900 (approximately $140) per month. A copy of Liu Tianhui’s Labor Contract is attached hereto as Exhibit 10.2.

The Company is party to an employment agreement with Hao Dongyang with a term of to years beginning May 5, 2011 through May 4, 2013.  Hao Dongyang is entitled to a basic compensation of RMB900 (approximately $140) per month.  A copy of Hao Dongyang’s Labor Contract is attached hereto as Exhibit 10.3.

The Company is party to an employment agreement with Zhu Jiangtu with a term of two years beginning December 5, 2010 through December 6, 2012.  Zhu Jiangtu is entitled to a basic compensation of RMB900 (approximately $140) per month.  A copy of Zhu Jiangtu’s Labor Contract is attached hereto as Exhibit 10.4.

The Company is party to an employment agreement with Zheng Zhongbing with a term of two years beginning March 15, 2011 through March 15, 2013.  Zheng Zhongbing is entitled to a basic compensation of RMB900 (approximately $140) per month.  A copy of Mr. Zheng Zhongbing’s Labor Contract is attached hereto as Exhibit 10.5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers.  None of the new directors and executive officers were directors or executive officers of the Company prior to the Closing of the Exchange Transaction, nor did any hold any position with the Company prior to the Closing of the Exchange Transaction, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

Although we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.  These policies and procedures are not evidenced in writing.

Related Party Transactions

On May 13, 2011, we entered into the Exchange Agreement.  As a result of the Exchange Transaction, the GCL Stockholders received 39,200 shares of our Series A Convertible Preferred Stock in exchange for 100% of the issued and outstanding common stock of CGL representing approximately 98% of our common stock on an as converted basis.  Mr. Zhu Jiangtu, our newly appointed Chairman, was a shareholders of CGL prior to the Closing of the Exchange Transaction.  Accordingly, Mr. Zhu Jiangtu was a recipient of certain shares of our Series A Convertible Preferred Stock issued in connection with the Exchange Transaction.

In addition, immediately prior to the closing of the Exchange Transaction, our Board of Directors approved the transfer of our shares of capital stock of Transit Management, Inc., a Colorado corporation and wholly-owned subsidiary of the Company, to the shareholders of the Company as of the record date of May 9, 2011 (the “Spin-Off”).  Mr. Zueger and Ms. Krystofiak, officers and directors of the Company at the time of the Spin-Off, were also shareholders of our common stock on the May 9, 2011 record date.  The shares of Transit Management, Inc. transferred in connection with the Spin-Off (“Spin-Off Shares”) to the shareholders of TRMH on a pro-rata basis will be held in trust pursuant to a Trust Agreement pending the effectiveness of a registration statement covering the Spin-Off Shares.  A copy of the Trust Agreement, executed by Mr. Zueger on behalf of the Company and Ms. Krystofiak as trustee, is attached hereto as Exhibit 10.11.

In addition, a company that was managed by a similar management team is a supplier of a component part to the Company. The Company occasionally sells semi-finished products or finished products to this related entity. Purchases from this related entity amounted to $3,514,877 and $1,506,556 in 2010 and 2009, respectively. These purchases accounted for 33.56% and  24.7% of the related raw material that the Company used in 2010 and 2009, respectively. Sales to this related entity amounted to  $1,353,211 and $741,219 in 2010 and 2009, respectively. Account balances due from this related entity amounted to  $545,885 and $802,388 as at December 31, 2010 and 2009, respectively.

Further, one of the Company’s inactive former shareholders borrowed from the Company in the amount of $603,423 and $556,516 as at December 31, 2010 and 2009, respectively. The Company charged a similar level of interest rate as a commercial bank would charge for a similar borrowing.  In addition, certain bank borrowing by the Company in the amount of $452,987 as of December 31, 2010 was secured at no expense of the Company by a pledge of the personal real estate of this former shareholder holding a 32% interest in the Company.  Such individual was no longer a shareholder of the Company as of February 2011.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

During the year ended December 31, 2010, we did not have any independent directors on our board.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange.  Although our common stock is currently quoted on the OTCBB under the symbol “TRMH,” there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCBB.  The shares were first listed on December 22, 2008 but there is no extensive history of trading. The high and low bid price has been $0.25 during the entire time the shares have been quoted. The quotations reflect interdealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders

Prior to the Exchange Transaction, there were approximately 55 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent.  Our transfer agent is Pacific Stock Transfer Company.  The transfer agent’s address is 4045 S. Spencer Street, Suite 403, Las Vegas, NV 89119 and its phone number is 702-361-3033.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share, of which 22,225,200 shares were issued and outstanding prior to the Closing of the Exchange Transaction, and 1,000,000 shares of preferred stock at a par value of $0.10.  No shares of preferred stock were issued and outstanding prior to the Closing of the Exchange Transaction.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

The Articles of Incorporation of the Company provides for 1,000,000 shares of $.10 par value preferred stock. The Board of Directors can designate such classes and preferences of the preferred stock as determined by the Board of Directors from time to time.  On May 12, 2011 Articles of Amendment were filed including a Certificate of Designation creating a class of preferred stock.  The shares of such series shall be designated as the “Series A Convertible Preferred Stock” (the “Preferred Stock”) and the number of shares initially constituting such series shall be up to Thirty Nine-Thousand Nine Hundred (39,900) shares. The holders of Series A Convertible Preferred Stock shall not be entitled to any liquidation preference, shall automatically convert to shares of common stock at a rate of 1000 shares of common stock for each share of Series A Convertible Preferred stock upon the effectiveness of a proposed 1 for 3 reverse stock split, shall not be entitled to any dividends, shall have the same voting rights as common stock, and shall not be entitled to any pre-emptive rights.  A copy of the Certificate of Designation is filed herewith as Exhibit 3.1(b).

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities, other than our Series A Convertible Preferred Stock as described above.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1 and 99.2, which are incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Colorado Revised Statutes, Charter Provisions and Other Arrangements of the Registrant

Our officers and directors are indemnified as provided by the Colorado Revised Statutes, our Articles of Incorporation and our Bylaws. Under the Colorado Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation.

Pursuant to the provisions of the Colorado Revised Statutes, the Company has included the following indemnification provisions in its Articles of Incorporation for its directors:

A director of the Corporation shall not be personally liable to the Company or to its shareholders for damages for breach of fiduciary duty as a director of the Company or to its shareholders for damages otherwise existing for (i) any breach of the director’s duty of loyalty to the Company or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of the Colorado Business Corporation Act as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Company under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

In addition,  the Company shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to, attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Company, he is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Company shall also indemnify any person who is serving or has served the Company as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

The Company’s Bylaws set forth the following:

No Director or Officer of the Company shall be liable for the acts, defaults, or omissions of any other Director or Officer, or for any loss sustained by the Company, unless the same has resulted from his own willful misconduct, willful neglect, or gross negligence. Each Director and Officer of the Company and each person who shall serve at the Company’s request as a director or officer of another corporation in which the Company owns shares of capital stock or of which it is a creditor shall be indemnified by the Company against all reasonable costs, expenses and liabilities (including reasonable attorneys’ fees) actually and necessarily incurred by or imposed upon him in connection with, or resulting from any claim, action, suit, proceeding, investigation, or inquiry of whatever nature in which he may be involved as a party or otherwise by reason of his being or having been a Director or Officer of the Company or such director or officer of such other corporation, whether or not he continues to be a Director or Officer of the Company or a director or officer of such other corporation, at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall be finally adjudged in such action, suit, proceeding, investigation, or inquiry to be liable for willful misconduct, willful neglect, or gross negligence toward or on behalf of the Company in the performance of his duties as such Director or Officer of the Company or as such director or officer of such other corporation. As to whether or not a Director or Officer was liable by reason of willful misconduct, willful neglect, or gross negligence toward or on behalf of the Company in the performance of his duties as such Director or Officer of the Company or as such director or officer of such other corporation, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each Director and Officer may conclusively rely upon an opinion of independent legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right to indemnification shall be in addition to and not in limitation of all other rights which such person may be entitled as a matter of law, and shall inure to the benefit of the legal representatives of such person

Further, the Company may purchase and maintain, at its expense, to protect itself and any of the above-referenced parties against liability, cost, payment or expense, whether or not the Company would have the power to indemnify such person against such liability.

In addition to the above, each of our directors has entered into an indemnification agreement with us.  The indemnification agreement provides that we shall indemnify the director against expenses and liabilities in connection with any proceeding associated with the director being our director to the fullest extent permitted by applicable law, our Articles of Incorporation and Bylaws.

Section 3 - Securities and Trading Markets

Item 3.02.	Unregistered Sale of Equity Securities

As more fully described in Item 2.01 above, in connection with the Exchange Agreement, on the Closing Date, we issued a total of 39,200 shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock was issued to the CGL Shareholders pursuant to the Exchange Agreement in reliance upon exemption from registration under the Securities Act pursuant to Regulation S thereof.  The Series A Convertible Preferred Stock was issued to accredited investors in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representation made by such investors.

In addition, on May 16, 2011, we issued 700 shares of Series A Convertible Preferred Stock to Belmont Partners, LLC in consideration for certain consulting services.  The 700 shares of Series A Convertible Preferred Stock were issued in reliance upon exemption from registration under the Securities Act pursuant to Rule 506 and Regulation D thereof to an “accredited investor” based upon representations made by such consultant.

Section 4 - Matters Related to Accountant and Financial Statements

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)           Dismissal of Independent Certifying Accountant

Effective May 13, 2011, Ronald R. Chadwick, P.C. (“Chadwick”) was dismissed as the Company’s independent registered public accounting firm. Chadwick’s report for the fiscal year ended November 30, 2010 was on the Company’s financial statements for the Company’s former operations prior to the reverse acquisition.  On May 13, 2011, the Company completed a reverse acquisition with China Green Lighting Limited (“CGL”), a company organized under the laws of the British Virgin Islands, which became the operations of the Company and the accounting acquirer on a going forward basis.

The dismissal of Chadwick as the independent registered public accounting firm was approved by the Company’s Board of Directors.

The reports of Chadwick regarding the Company’s financial statements for the fiscal years ended November 30, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Chadwick on the Company’s financial statements for fiscal years ended November 30, 2010 and 2009 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the years ended November 30, 2010 and 2009, and during the period from November 30, 2010 to May 13, 2011, the date of dismissal, (i) there were no disagreements with Chadwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chadwick would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Chadwick with a copy of the foregoing disclosures and requested that Chadwick furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

(b)	Engagement of Independent Certifying Accountant

Effective May 13, 2011, the Board of Directors of the Company engaged Mao & Company, CPAs, Inc. (“Mao”) as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2011.  Mao is the independent registered accounting firm for CGL, and its report on the financial statements of CGL at December 31, 2010 and 2009 and for the two years in the period then ended were included in the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2011.

During each of the Company’s two most recent fiscal years and through the interim periods preceding the engagement of Mao, the Company (a) has not engaged Mao as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with Mao regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Mao concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           Board’s Conclusion as to Non-Reliance on Previously Issued Financial Statements

On May 22, 2011, the Company’s Board of Directors, after consultation with and upon the recommendation of the management of the Company, including the Company’s Chief Financial Officer, concluded that the unaudited consolidated balance sheets of China Green Lighting Limited and its subsidiaries as of March 31, 2011 and 2010, and the related consolidated statements of income, changes in equity and cash flows for the periods then ended (“CGL Financial Statements”), filed with the SEC on the Company’s Current Report on Form 8-K/A on May 20, 2011, should be amended to correct certain inadvertent errors.  Such errors related to headings, cash, restricted cash, notes payable, accounts payable, accumulated other comprehensive income, foreign currency translation adjustment, comprehensive income, depreciation and amortization, failure to include the December 31, 2010 (audited) comparison financial figures, consolidated statements of changes in equity, and certain of the notes to the Financial Statements.

The Company’s Board of Directors, in consultation with management, concluded that in light of the errors discussed above, the previously issued unaudited interim CGL Financial Statements included in the Company’s Current Report on Form 8-K/A filed with the SEC on May 20, 2011 should no longer be relied upon.  A copy of the corrected CGL Financial Statements is attached as Exhibit 99.3 to this Current Report on Form 8-K/A.  The Company’s Chief Financial Officer, authorized by our Board of Directors, discussed the foregoing issues, findings and conclusions with Mao.

Section 5 - Corporate Governance and Management

Item 5.01.	Changes in Control of Registrant

As more fully described in Item 2.01 above, incorporated herein by reference, on May 13, 2011, in a voluntary share exchange transaction, we acquired a business engaged in manufacturing and selling lighting products and lighting electrical appliances, by executing the Exchange Agreement by and among the Registrant, a majority shareholder of the Registrant, CGL and the CGL Shareholders.  The CGL Shareholders own 100% of the equity in CGL.  CGL, through its subsidiaries and certain contractual relationships, owns Joinan.

Under the Exchange Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of CGL through the issuance of 39,200 shares of our Series A Convertible Preferred Stock to the CGL Stockholders.  Immediately prior to the Exchange Transaction, we had 22,225,200 shares of common stock issued and outstanding and zero shares of our preferred stock outstanding.  In addition, simultaneously with the Closing of the Exchange Transaction, on the Closing Date, certain shareholders of the Registrant, including, as of the Closing Date, Chris Zueger, our former President, Chief Financial Officer, Chief Executive Officer, Treasurer and a Director, agreed to surrender in aggregate 21,925,200 shares of our common stock for cancellation.  As a result of this Exchange Transaction, the CGL Shareholders will own approximately 98% of our issued and outstanding common stock on an as-converted basis, and CGL became our wholly owned subsidiary.

In connection with this change in control, and as explained more fully in Item 5.02 below, effective May 13, 2011, Chris Zueger resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer and Treasurer, and Theresa Krystofiak resigned as the Company’s Secretary, and Ms. Krystofiak resigned from the Company’s Board of Directors.  We appointed new officers and directors. The appointments of the new officers and directors shall be effective concurrently with the Closing of the Exchange Transaction.  On May 13, 2011, we filed with the Securities and Exchange Commission and transmitted to holders of record of our securities the information required by Rule 14(f)-1 of the Securities Exchange Act of 1934.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 above is incorporated by reference herein.

Resignation of Officers and Directors

Effective May 13, 2011, Chris Zueger resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer and Treasurer, and Theresa Krystofiak resigned as the Company’s Secretary, and  each resigned from the Company’s Board of Directors.

Appointment of Officers and Directors

Effective May 13, 2011, Zhu Jiangtu was appointed Chairman of the Company’s Board of Directors,  Liu Chuanling was appointed Chief Executive Officer of the Company and a member of the Company’s Board of Directors and Hao Dongyang was appointed Chief Financial Officer of the Company and a member of the Company’s Board of Directors.

Our officers and directors as of May 13, 2011 are as follows:

Name	Age	Position
Zhu Jiangtu	45	Chairman of the Board of Directors
William Liu	50	Chief Executive Officer, Director
Hao Dongyang	34	Chief Financial Officer, Director
Liu Tianhui	35	General Manager
Zheng Zhongbing	40	Technical Director

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

There are no family relationships among any of our officers or directors.  None of the newly appointed directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the Board of Directors.  Each of our newly appointed officers has an employment agreement with the Company which is described herein and filed as an exhibit to this Form 8-K.  Other than the Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the newly appointed officers and directors had or will have a direct or indirect material interest.  Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the newly appointed directors or officers is a party or in which any of the new directors and officers participates that is entered into or material amendment in connection with our appointment of the new directors and officers, or any grant or award to any new director or officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the new directors and officers.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment - Certificate of Designation

In connection with the Exchange Transaction and as set forth in the Exchange Agreement in Item 2.01 herein, on May 12, 2011 the Company filed Articles of Amendment containing a Certificate of Designation to its Articles of Organization.  The Certificate of Designation sets forth the rights, preferences and privileges of a class of the Company’s preferred stock.  Such class shall be designated as the “Series A Convertible Preferred Stock” (the “Preferred Stock”) and the number of shares initially constituting such series shall be up to Thirty Nine-Thousand Nine Hundred (39,900) shares. The holders of Series A Convertible Preferred Stock shall not be entitled to any liquidation preference, shall automatically convert to shares of common stock at a rate of 1000 shares of common stock for each share of Series A Convertible Preferred stock upon the effectiveness of a proposed 1 for 3 reverse stock split, shall not be entitled to any dividends, shall have the same voting rights as common stock, and shall not be entitled to any pre-emptive rights.  A copy of the Certificate of Designation is filed herewith as Exhibit 3.1(b).

Change in Fiscal Year

In connection with the Share Exchange, the Company’s Board of Directors changed the Company’s fiscal year end from November 30 to December 31, effective immediately.  Accordingly, the Company will file its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 with the SEC on or before March 31, 2012.  As the transition period covers one month or less, in accordance with the SEC’s transition report rules as set forth in Rule 13a-10, the Company need not file a separate transition report and the Company’s next Quarterly Report on Form 10-Q will contain the necessary financial information for the transition period.

Section 9 - Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference.  As a result of the closing of the voluntary share exchange transaction, our primary operations consist of the business and operations of Joinan.  Accordingly, we are presenting the consolidated financial statements of CGL as of and for the years ended December 31, 2010 and 2009, after giving effect to the acquisition of CGL by TRMH.

(a)	Financial Statements of the Business Acquired

The audited consolidated financial statements of CGL, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial statements of CGL, including the notes to such financial statements, are incorporated by reference to Exhibit 99.2 of this Form 8-K.

(d)	Exhibits

Exhibit Number	Description

2.1	Share Exchange Agreement, dated May 13, 2012 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

3.1(a)	Articles of Incorporation (incorporated by reference to the registrant’s Registration Statement on Form SB-2 filed February 1, 2008)

3.1(b)	Articles of Amendment (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

3.2	Bylaws (incorporated by reference to the registrant’s Registration Statement on Form SB-2 filed February 1, 2008)

10.1	Labor Contract - Liu Chuanling (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

10.2	Labor Contract - Liu Tianhui (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

10.3	Labor Contract - Hao Dongyang (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

10.4	Labor Contract - Zhu Jiangtu (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

10.5	Labor Contract - Zheng Zhongbing (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

10.6
Technical Service Agreement by and among Zhejiang Joinan Lighting Co., Ltd., Jiangshan Greenworld Photoelectricity Consulting Co., Ltd. and the Shareholders of Zhejiang Joinan Lighting Co., Ltd. (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

10.7
Loan Agreement by and among the Shareholders of Zhejiang Joinan Lighting Co., Ltd. and Jiangshan Greenworld Photoelectricity Consulting Co., Ltd. (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

10.8
Exclusive Purchase Option Agreement by and among Jiangshan Greenworld Photoelectricity Consulting Co., Ltd., Zhejiang Joinan Lighting Co., Ltd. and the Shareholders of Zhejiang Joinan Lighting Co., Ltd. (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

10.9
Entrusted Management Service Agreement by and among Zhejiang Joinan Lighting Co., Ltd., Jiangshan Greenworld Photoelectricity Consulting Co., Ltd. and the Shareholders of Zhejiang Joinan Lighting Co., Ltd. (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

10.10
Equity Pledge Agreement by and among the Shareholders of Zhejiang Joinan Lighting Co., Ltd., Jiangshan Greenworld Photoelectricity Consulting Co., Ltd. and Zhejiang Joinan Lighting Co., Ltd. (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

10.11
Trust Agreement by and among Transit Management Holding Corp. and Theresa Krystofiak dated May 9, 2011 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

10.12	Indemnification Agreement by and between the Registrant and Chris Zueger (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

16.1	Letter of Ronald R. Chadwick, P.C. (incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on July 26, 2011)

21	List of Subsidiaries (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

99.1
Green China Lighting Limited Audited Financial Statements for the years ended December 31, 2010 and 2009 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 16, 2011)

99.2	Pro Forma Financial Statements (incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on July 26, 2011)

99.3
Green China Lighting Limited Unaudited Financial Statements for the three month periods ending March 31, 2011 and 2010 (incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on July 26, 2011)

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN LIGHTING LIMITED, a Colorado corporation

Dated: August 8, 2011	By:	/s/ Liu Chuanling
Liu Chuanling Chief Executive Officer